EXHIBIT 10.3

GROUND LEASE AGREEMENT

BETWEEN

RENSSELAER POLYTECHNIC INSTITUTE

(LANDLORD)

and

MAPINFO CORPORATION

(TENANT)

DATED:     January 31, 2001

[diagram of lot 21B appears here]

GROUND LEASE OF LOT 21B

FROM RPI TO MAPINFO

TABLE OF CONTENTS

GROUND LEASE

THIS LEASE is made January 31, 2001 between Rensselaer Polytechnic Institute, a New York educational corporation having its principal office at Troy, New York 12181 (the "Landlord") and MapInfo Corporation, a Delaware corporation with offices at One Global View, Troy, New York 12180 (the "Tenant") (collectively the "Parties").
RECITALS:
1.

Landlord is the owner of a certain parcel of real property known as Lot 21B Global View, in the Rensselaer Technology Park, North Greenbush, New York and more particularly described in Exhibit "A" annexed hereto (the "Premises").

2.

Landlord is also the owner of Lot 21A Global View, in the Rensselaer Technology Park, North Greenbush, New York (the "Existing Premises") and Landlord and Tenant have entered into a lease agreement dated January 13, 1995 covering the 61,406 +/- square foot building situated on the Existing Premises (the "Existing Building").

3.

Pursuant to this Lease the Parties intend that Tenant shall construct a new building on the Premises which will connect to the Existing Building along part of the Existing Building's easterly wall ("New Building"), in a form and manner so that the Existing Building and the New Building form a single integrated facility for occupancy by Tenant.

4.

Landlord, as fee owner of the Existing Premises and as ground landlord of the Premises, and Tenant, as ground tenant of the Premises, will enter into a reciprocal easement agreement for the purposes of, among other things, providing for common access, utilities and parking and for the connection of the New Building to the Existing Building with access through the first floor hallways of the Existing Building.

5.

Landlord desires to lease the Premises to Tenant and Tenant desires to rent the Premises pursuant to the agreements, terms, covenants and conditions contained within this Lease from Landlord and Tenant further desires to secure financing for the acquisition and construction of Improvements (as hereinafter defined) upon the Premises.

     In consideration of the mutual covenants of this Lease, Landlord and Tenant agree as follows:

ARTICLE 1

PREMISES

          Section 1.01. Premises. Landlord leases to Tenant and Tenant leases from Landlord upon and subject to the terms, conditions, covenants and provisions of this Lease, the land described in the attached Exhibit "A" and shown on the attached Exhibit "B" (the "Premises"), consisting of 16.192 acres, together with all rights, privileges, easements and appurtenances belonging to or in any way pertaining (but if pertaining to other Premises in the Technology Park as well then on a nonexclusive basis) to the Premises. The Exhibits are made a part of this Lease.

ARTICLE 2

TERM

          Section 2.01. Term. This Lease shall be effective upon its execution and delivery. The Landlord agrees that the Tenant shall have the physical possession of the Premises on such effective date. The term of this Lease shall be for a period of forty-nine (49) years commencing on the earlier of December 31, 2001 or the substantial completion of the Improvements as defined in Section 5.05 hereof (the "Commencement Date") and expiring forty-nine (49) years thereafter ("Initial Term") or as may be extended as hereafter provided (the "Expiration Date"), unless terminated earlier pursuant to the Lease.

          Section 2.02. Renewal Term. Tenant shall have two (2) ten (10) year options to renew the term of this Lease from the date upon which it would otherwise expire (the "Renewal Term"). If Tenant elects to exercise either option, it shall do so by giving notice of such election to Landlord at any time during the term of this Lease or the first option, as applicable, on or before the date which is eighteen months before the Expiration Date. If Tenant shall not have given notice of such election to Landlord by such date, Landlord shall give notice to Tenant that Tenant has failed to give its notice of such election, and Tenant's time to give notice of such election shall continue until the date which is 30 days after receipt of such notice from Landlord. If Tenant elects to exercise an option to renew, the term of this Lease shall be automatically extended for the Renewal Term covered by the option so exercised without execution of an extension or renewal lease. The commencement date of the Renewal Term shall commence on the day following the Expiration Date. The Renewal Term shall be upon the same terms and conditions as are in effect hereunder, except that: (i) Base Rent (as defined in Article 4.01 hereof) for the Renewal Term shall be as set forth in Section 4.03; and (ii) Tenant shall have no right to further extend the term or Renewal Term of this Lease.

ARTICLE 3

USE OF PREMISES

     Section 3.01. Landlord's leasing of the Premises, and the entire Technology Park of which the Premises are a part, is to enhance the teaching and research opportunities for its faculty and students by providing them with a close association with technologically oriented firms. Accordingly, the use of the Premises shall be restricted to either (a) research, development, testing, fabrication and assembly in the general technology field, or (b) related light manufacturing, fabrication and assembly in conjunction with an ongoing research program with Landlord, or (c) technology-related services (including but not limited to engineering, computer software, and consulting service), or (d) the design, development, licensing, sales, marketing and support of software and data products, and the corporate and administrative activities related thereto, and any other activities related to the business interests of MapInfo Corporation and related or auxiliary functions, including general administrative and executive offices and incidental or supplemental retail functions whose principal purpose is to service the Technology Park, or (e) any other use subsequently permitted in the Technology Park.

Section 3.02. Tenant agrees at all times to use diligent efforts to keep the Improvements (as hereinafter defined) or any improvements occupied, in whole or in part.

ARTICLE 4

RENT

     Section 4.01. Base Rent. Tenant shall pay Landlord, without offset or abatement and without previous demand the sum of Two Million One Hundred Four Thousand Nine Hundred Sixty and 00/100 ($2,104,960.00) Dollars as base rent ("Base Rent") for the Initial Term of this Lease. Such Base Rent payment is based on a rent of One Hundred Thirty Thousand and 00/100 ($130,000.00) Dollars per acre and a parcel size of 16.192 +/- acres. Such Base Rent shall be paid as follows: Two Hundred Ten Thousand Four Hundred Ninety Six and 00/100 ($210,496.00) Dollars upon the execution and delivery of this Lease and the balance of One Million Eight Hundred Ninety Four Thousand Four Hundred Sixty Four ($1,894,464.00) Dollars ninety days thereafter.

Section 4.02. Definition of Rent. In addition to the Base Rent set forth above and in Section 4.03, the term "rent" shall include any other sums, costs, expenses or amounts from time to time payable by Tenant to Landlord under this Lease, whether by way of indemnity or otherwise, and whether or not expressed to be rent, and Landlord shall have all remedies for the collection of said sums, costs, expenses or amounts, when in arrears, as are available to Landlord for the collection of Base Rent. Rent other than Base Rent is sometimes referred to hereinafter as "additional rent."

     Section. 4.03. Base Rent For Renewal Term. Tenant shall pay Landlord, without offset or abatement and without previous demand the then Fair Market Value (as defined in Section 41.01) as Base Rent for each Renewal Term, if any. The total amount of such Base Rent shall be payable on or before the commencement date of such Renewal Term.

ARTICLE 5

DEVELOPMENT OF IMPROVEMENTS

     Section 5.01. Tenant's Obligation to Construct Improvements. In reasonable accordance with plans, specifications, siting and schedules of completion prepared by Tenant and approved in writing by Landlord, whether relating to the initial construction or alteration of the lmprovements (hereinafter defined) or to any other construction on or improvement to the Premises (the "Plans") Tenant shall construct the buildings, structures, improvements and fixtures on the Premises (the "Improvements") as generally described on Exhibit "C" attached hereto and made a part hereof or otherwise approved in accordance with the provisions of this Lease, including Section 5.06 hereof.

     Section 5.02. Tenant's Use of the Improvements. Tenant shall use the Improvements only for purposes and activities permitted by Article 3 of this Lease, and for no other purposes or activities.

          Section 5.03. Covenants and Requirements of Construction. In the construction of the Improvements (sometimes referred to as "the Work"), Tenant:

     (a)     shall at its own cost and expense obtain all permits and approvals described in Article 28 hereof;

     (b)     shall comply with all requirements of public authorities described in Article 11 hereof applicable to the Work and Landlord will, at the request of Tenant, execute such documents as may be reasonably required to be signed on Landlord's part to obtain any permit or approval of governmental authorities in connection with the construction of the Improvements;

     (c)     shall have received Landlord's prior written approval (not to be unreasonably withheld or delayed) of all engineers and general contractors to be engaged in the construction of the Improvements, which prior written approval of Landlord will not be given, apart from any other considerations, unless such architects, engineers and contractors specifically agree to complete their work for Landlord, at Landlord's request, in the event of Tenant's default, provided that Landlord agrees to complete payment therefor;

     (d)     shall perform the Work expeditiously, in reasonable compliance with the Plans and in any event in compliance with the Design Manual (as hereinafter defined), in a good and workmanlike manner and in accordance with all the provisions of this Lease;

     (e)     shall pay all proper accounts for work done or materials furnished under all contracts which Tenant has entered into relating to the Work, subject to Tenant's right to contest same;

     (f)     shall comply fully with all covenants and supplemental development standards contained in the Technology Park Design and Operations Manual as amended through the date hereof, (the "Design Manual") a copy of which is attached to this Lease as Exhibit "D"; and

     (g)     shall, to the extent Tenant obtains performance and payment bonds to be furnished by the general contractor and other major subcontractors of the work, make the benefits thereof available to Landlord as well, unless the same shall have been waived in writing by Landlord.

     Section 5.04. Completion of Construction.

     (a)      Tenant shall substantially complete the Improvements in reasonable accordance with the Plans and in any event in accordance with the Design Manual within 500 days (the "Completion Date") after the commencement of construction (which commencement of construction shall occur within a reasonable time after the execution and delivery of this Lease), and thereafter shall expeditiously fully complete the construction of the Improvements in accordance with all provisions of this Lease.

     (b)      Notwithstanding the foregoing, Tenant shall have the unconditional right at any time before or during the construction of the Improvements to discontinue and terminate said construction, provided Tenant complies with the following conditions:

               (i) Tenant shall serve Landlord with written notice of Tenant's intent not to complete construction of the Improvements;

               (ii) Tenant shall restore the Premises to "green grass" or, at the option of Landlord, made by notice given within ten (10) days after receipt by Landlord of Tenant's notice, Tenant shall deliver the Premises to Landlord with the Improvements thereon, to the extent they have been completed;

               (iii) Tenant shall remove of record all Iiens affecting the Premises referred to in Section 23.05(a) and (c) and pay all sums do and owing pursuant to Section 23.05(b); and

               (iv) LandIord shall retain the Base Rent paid to Landlord prior to Landlord's receipt of Tenant's notice pursuant to (i) hereabove. At such time as Tenant shall have complied with (i)-(iv) above, this Lease shall terminate and Landlord and Tenant shall have no further rights against, or further obligations or liabilities to, one another.

     Section 5.05. Substantial Completion of Improvements. The Improvements shall be deemed substantially complete upon Landlord's receipt of evidence, in the form of certificates of licensed architects employed by Tenant that, subject to punchlist items:

     (a) the Improvements, including all parking areas, shall have been substantially completed in all respects in a good workmanlike manner in reasonable accordance with the Plans and in any event in accordance with the Design Manual;

     (b) all building equipment and services, including heating and air conditioning systems and utilities (as are seasonably necessary) have been substantially completed, are operational and are available for use by Tenant;

     (c) all then existing and effective building codes and other regulations and all requirements of public authorities described in Article 11 hereof have been complied with;

     (d) all permits and certificates of occupancy (temporary or permanent), whether conditional or unconditional (if conditional, such condition shall not be of such a nature to have a material economic effect) which are required by public authorities have been issued; and

     (e) all exterior areas are adequately graded, landscaped, tidied up, and ready for use, and all other areas are clean and all surplus building material and rubbish removed from the Premises.

     (f) Notwithstanding the foregoing, the issuance of a Certificate of Occupancy shall be conclusive evidence that the Improvements are substantially complete. The Improvements shall be deemed substantially complete notwithstanding that there remain items of work to be done, so long as such remaining work does not materially interfere with or prevent the use and enjoyment of the Improvements for purposes intended therefor. In addition, items which must be delayed due to seasonal considerations, such as landscaping and striping parking areas shall not be deemed to prevent substantial completion, unless the delay in completion therein shall result in a material inability to use and enjoy the Improvements for the purposes intended therefor.

     Section 5.06. Approvals by Landlord. Notwithstanding anything to the contrary herein contained, wherever in this Lease Landlord is given a right to review or approve Tenant's Plans for construction or alteration or improvements on the Premises, Landlord, as hereinafter provided, shall be entitled to review and approve or reject Tenant's Plans only with regard to compliance with the Design Manual (as to structural integrity or the exterior) and applicable law,. Landlord's approval of the Plans shall not at any time be unreasonably withheld, conditioned or delayed. The criteria for review shall be those contained in Article IV, Section I (Covenants) of the Design Manual. Notwithstanding anything in the Design Manual to the contrary, pursuant to Article VIII of the Design Manual, entitled "Waiver and Approvals", Landlord hereby waives Landlord's right, as particularly described in Section 4.06 of the Design Manual, to extend the time limitations for approval or disapproval of Plans. If Landlord fails to reject or approve Plans within ten (10) business days of the receipt thereof by Landlord, the Plans shall be deemed approved. If Landlord rejects Plans, it must do so within ten (10) business days stating specifically the reason for rejection and within two (2) business days of receipt approve or reject a new submission to satisfy the rejection. Tenant's correction of the Plans in accordance with Landlord's instructions shall be conclusively deemed to be corrections in compliance with the Design Manual. Notwithstanding anything herein to the contrary, the Completion Date shall be extended by the number of days taken for Landlord's review of submissions and the number of days required to include any and all changes to the Plans requested by Landlord.

     Section 5.07. Interpretation of the Design Manual. Landlord agrees to uniformly enforce the Design Manual throughout the Technology Park, now and in the future. Landlord agrees and covenants that the Design Manual shall not be amended to affect Tenant's initial construction or alteration of the Improvements, and Landlord further agrees and covenants that Landlord shall not lower or downgrade existing Technology Park standards in making future amendments, if any, to the Design Manual. Any approvals and consents or exercising of discretion by RPI under the Design Manual shall be made as if by a neutral third party developer experienced in development, design and construction of suburban office parks in accordance with Section 41.02 hereof. Any dispute between Landlord and Tenant relating to the interpretation or application of the Design Manual shall be resolved by arbitration pursuant to Section 41.02 hereof.

     Section 5.08. Creation of Easements. Landlord agrees not to unreasonably withhold or delay (a) the joining in, with Tenant, of any easement to be granted by Tenant or (b) the granting of an easement for utilities or communications to be brought to the Premises through portions of the remainder of the Technology Park for the purpose of the proper development, use or operation of the Premises or any Improvement, or (c) the joining in with the Tenant of other easements for the proper development, use or operation of the Premises of any Improvement in connection with the Existing Building and the Existing Premises, unless such easement shall have a material adverse effect on the remainder of the Technology Park.

ARTICLE 6

PUBLIC UTILITY SERVICE

     Section 6.01. Development of Utilities. Landlord, at its expense, shall make telephone, electric, gas, water and sewer service available within the Technology Park and shall cause same to be brought to the perimeter of the Premises. Tenant at its expense shall arrange for and make its own connections to these utilities as well as restore the ground above such connections. Unless otherwise approved in writing by Landlord, all hook-ups by Tenant to utility services shall be underground. Landlord represents that all utilities are available in the supply and in appropriate locations to service the Premises.

     Section 6.02. Responsibility for Maintenance of Utility Easement Areas. Landlord shall have no obligation to maintain any part of the Premises affected by utility easements or rights of way that service the Premises exclusively, the maintenance of which shall be the sole responsibility of Tenant. Landlord shall be responsible to maintain the utility easements which service the Premises exclusively to the point at which they enter the Premises Landlord shall, and Tenant shall not, be obligated to maintain any easements which run across the Premises, and do not service the Premises.

ARTICLE 7

OWNERSHIP OF IMPROVEMENTS

     Section 7.01. Tenant's Ownership of Improvements During Term. The Improvements (including fixtures, but not including items of personal property) which the Tenant constructs upon the Premises from time to time are and shall be fixtures to the Premises and until the expiration or earlier termination of this Lease, shall be the separate property of the Tenant, and not of the Landlord, subject to and governed by all of the provisions of this Lease. Tenant shall be entitled to deduct all depreciation permitted by law for the Improvements, and any additions, changes or alterations thereto. Tenant's title to the Improvements shall cease with the expiration or earlier termination of this Lease as provided in Section 7.02 hereof.

     Section 7.02. Landlord's Ownership of Improvements After Term. Upon the expiration or earlier termination of this Lease, the Improvements, or so much thereof that remain on the Premises, shall become the property of the Landlord without further act. Subject to the provision of Article 22 hereof, relating to mortgages, the absolute right of ownership by the Landlord in the Improvements upon the Premises, to arise upon the expiration or earlier termination of this Lease, shall be prior to any other interest which may now or hereinafter be created by the Tenant in the Improvements. All dealings by the Tenant with the Improvements which in any way affect title thereto shall be made expressly subject to this right of the Landlord. The Tenant shall not sublease, mortgage, encumber or otherwise deal with the Improvements separately or apart from any sublease, mortgage or other permitted dealings by the Tenant with its interest under this Lease.

ARTICLE 8

REPAIRS, MAINTENANCE, ALTERATIONS AND DEMOLITION

     Section 8.01. Repairs and Maintenance.

     (a)     Subject to Tenant's right to alter and demolish as hereinafter provided, Tenant, at Tenant's sole cost and expense, shall manage, maintain and promptly repair the Premises and Improvements including all passageways, sidewalks, curbs and vaults within them, including, without limitation, all building fixtures, heating, air conditioning, ventilating and plumbing apparatus, electric fixtures and equipment, parking areas and landscaping, and shall keep them in operating order and condition, subject to normal wear and tear, and Tenant shall make such repairs as are necessary therefor, whether such repairs are interior or exterior, or foreseen or unforeseen. All repairs made by Tenant shall be at least equal in quality and class to the original Work. Tenant shall do all necessary shoring of foundations and walls of any structures on the Premises and every other act or thing for the safety and preservation of them which may be reasonably necessary by reason of any excavation or other building operation upon any adjoining property or street or passageway which is being performed by Tenant. Tenant shall manage and maintain the Premises and the Improvements as would a prudent owner and Tenant shall not permit the Premises or the Improvements, or any part thereof, to be used for any dangerous, obnoxious or offensive trade or business not permitted in the use clause in Article 3 hereof.

     (b)      Tenant shall keep and maintain the Premises and the Improvements and all sidewalks, curbs and passageways in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstructions.

     (c)     Landlord shall manage, maintain, alter and repair the property and improvements owned by Landlord elsewhere in the Technology Park at least as well as is required by Tenant hereunder, and Landlord agrees, (i) to require good quality of maintenance, alterations and repair to the premises ground leased to tenants in the Technology Park subsequent to the execution of this Lease, and (ii) to require that all repairs, alterations and maintenance required of such future ground tenants shall be at least equal in quality to the original work performed by such ground tenant.

     Section 8.02. Alterations, Improvements and Additions. Tenant shall have the right at all times during the term of this Lease and at Tenant's own cost and expense to make such changes, improvements, alterations and additions to the Premises, erect such building(s) and/or improvements ("Alterations") thereon or thereunder as Tenant may desire, provided same are in accordance with the Design Manual and applicable law and further provided that Landlord approves Tenant's plans for same in accordance with the provisions of Section 5.06 hereof. Landlord agrees to cooperate with Tenant in securing such permits as may be necessary to accomplish completion of the Alterations. Tenant shall send to Landlord for Landlord's review and approval or rejection all such plans and specifications. Tenant shall notify Landlord of the identity of the contractors who shall perform the work. Landlord agrees to cooperate with Tenant, at no cost to Landlord, in securing such permits as may be necessary to accomplish completion of the Demolition (as hereinafter defined) or Alterations, as the case may be.

     Section 8.03. Demolition by Tenant. Tenant shall have the right to demolish all or part of the Improvements, (the "Demolition") during the term of this Lease, in accordance with the following conditions:

     (a)     The cost of the Demolition shall be at the sole expense of Tenant.

     (b)     After demolition in whole or in part, the Premises shall be restored to an aesthetically pleasing appearance, in keeping with the standards of the Technology Park, but not to a more costly standard than that which the land possessed in 2000, prior to initial construction.

     (c)     In the event of Demolition of all of the Improvements, Tenant shall be obligated (i) to construct in accordance with Section 5.03 hereof, a new improvement within a two year time period following the demolition, and (ii) to substantially complete the same in accordance with Section 5.05 hereof within 500 days from commencement thereof, all subject to the Force Majeure Provision of Article 29 hereof. Such two (2) year time period shall be measured from the completion of Demolition to the completion of footings or, if footings are not required, to the completion of foundations. The construction hereunder is subject to review and approval by Landlord in accordance with Section 5.06.

     (d)     If Tenant does not comply with paragraph (c) hereof within such two year time period,     this Lease shall terminate, and upon fulfillment of the conditions set forth in Section 23.05 hereof and an apportionment of additional rent, this Lease shall be deemed cancelled and the parties hereto shall have no further rights or obligations to one another. Anything herein to the contrary notwithstanding, Tenant shall have no right of Demolition within the last five years of the expiration of this Lease.

ARTICLE 9

TAXES AND UTILITY EXPENSES

     Section 9.01. Taxes. Tenant shall, as additional rent, pay and discharge punctually and before any fine, penalty, interest or cost may be added to them, all taxes, assessments, water charges and sewer rents, rates and charges, vault license fees or rentals, levies, license and permit fees and all other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen, which shall be charged, levied, laid, assessed, imposed upon, become due and payable out of, or become liens upon the whole or any part of the Premises or the Improvements, together with all interest and penalties, under all present or future laws, ordinances, requirements, orders, directives, rules or regulations or the federal, state, county and city governments and of all other governmental authorities whatsoever (the "Taxes"). Notwithstanding anything to the contrary in this Lease contained, Tenant shall not be obligated or required hereunder to pay any franchise, excise, corporate, estate, inheritance, succession capital, levy or transfer tax or any income, profit or revenue tax of Landlord, although the same may be or become a lien upon the Premises or Improvements thereon. For purposes of this Article, the following shall also be included within the definition of Taxes:

     (a) any tax imposed or agreed to upon rent received by Landlord under this Lease, as a capital levy or otherwise, partly or wholly in lieu of real estate taxes of any kind or nature, provided that Taxes shall only include that portion of any such Taxes which are attributable to the rent received under this Lease as if it were the only rent received by Landlord which is subject to such tax.

     Section 9.02. Conversion and Assessments. To the extent permitted by law, Tenant or its designees shall have the right to apply for the conversion of any assessment for local improvements assessed during the term of this Lease to permit them to be payable in annual installments, and upon such conversion, Tenant shall pay and discharge punctually the installments as they become due and payable, provided the installments due before the termination of this Lease shall be paid when due by Tenant and further provided that any installment due during the year in which this Lease expires shall be apportioned, pro rata. Landlord shall permit the application for the conversion to be filed in its name, if necessary, and shall execute all documents reasonably required by Tenant for the conversion, provided Tenant shall pay all of Landlord's costs, including a reasonable attorney's fee.

     Section 9.03. Time for Payments. Tenant shall be deemed to have complied with the covenants of this Article if the Taxes are paid before any fine, penalty, interest or cost is added to them. Tenant shall produce and exhibit to Landlord satisfactory evidence of payment of the Taxes within ten (10) days of Landlord's request therefor.

     Section 9.04. Apportionment between Landlord and Tenant. All Taxes payable during the calendar years in which the term of this Lease commences and expires shall be apportioned pro rata between Landlord and Tenant.

     Section 9.05. Tenant's Right to Contest Taxes. Tenant, in Tenant's name, (and in Landlord's name, whenever necessary) shall have the right to contest or review, in good faith, all Taxes by appropriate legal proceedings, or in such other manner as may be appropriate, provided it shall promptly pay all Taxes when due. Tenant shall conduct the proceedings diligently, at its own cost and expense and free of any expense to Landlord. Tenant shall indemnify and hold the Landlord harmless against any claim, liability or expense in connection with all proceedings brought by Tenant to contest Taxes, including, without limitation, any legal expenses of Landlord. Landlord will cooperate with Tenant and without unreasonable delay shall execute all documents reasonably necessary for the proceeding. Such contest may include appeals from any judgment decrees or orders until a final determination is made by a court or governmental department or authority having final jurisdiction in the matter, however, notwithstanding such contest, Tenant shall not be required to pay the contested tax in the manner and on the dates provided for in this Article, provided Tenant posts an undertaking or other financial security reasonably satisfactory to Landlord to insure payment of the tax and provided further that not paying the same would not subject Landlord to criminal prosecution. Any tax refund with respect to Taxes paid by Tenant shall be the property of the Tenant.

     Section 9.06. Tenant's Right to Refund of Taxes. Any refunds or rebates of the Taxes paid by Tenant shall belong to Tenant. Any refunds or rebates received by Landlord shall be deemed trust funds and shall be received by Landlord in trust for Tenant and paid to Tenant, without delay. Landlord shall, upon the request of Tenant, without delay, sign any receipts reasonably required to obtain payment of any refund or rebate of Taxes.

     Section 9.07. Utilities. Tenant shall pay and discharge before any fine, penalty, interest or cost is added to them, all sewer rents and charges for water, steam, heat, gas, hot water, electricity, light and power, and any and all other services and utilities furnished to the Premises, the Improvements or the occupants of them, to the extent nonpayment of same will result in a lien on the Premises or Improvements.

ARTICLE 10

NET LEASE

     Section 10.01. Net Lease. Except as otherwise provided in this Lease, the rent payable by Tenant under this Lease shall be net to Landlord. Except as otherwise provided in this Lease, all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the Improvements, which may arise or become due during the term of this Lease ("the Expenses") shall be paid by the Tenant and Tenant shall indemnify and save Landlord harmless from and against the Expenses.

     Section 10.02. Rent Not to Abate. Tenant's obligation to pay rent beyond Base Rent under this Lease shall not be affected by, nor shall the rent abate or be diminished, reduced, rebated or refunded on account of any want of repair, destruction or damage to the Premises or the Improvements, regardless of the cause or extent of them, or for any inconvenience, discomfort, interruption of business or otherwise arising from the making of alterations, changes, additions or repairs to the Premises or the Improvements, or because of any present or future governmental laws, ordinances, requirements, orders, directives, rules or regulations, or for any other cause or reason. Tenant waives the provisions of any statute or rule of law now or hereafter in effect contrary to this Section to the extent permitted by law.

ARTICLE 11

REQUIREMENTS OF PUBLIC AUTHORITY

     Section 11.01. Compliance by Tenant.

     (a)     Tenant, at Tenant's sole cost and expense, shall comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of all federal, state, county, city and town governments and of all other governmental authorities, departments, boards and officers, applicable to the Premises or the Improvements or any part of them or to their use, whether in force at the commencement of the term of this Lease or passed, enacted or directed in the future, whether or not compliance shall require structural changes in and to the Improvements (collectively in this article the "Requirements"). Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, including reasonable counsel fees (collectively the "Costs"), that may in any manner arise from or be imposed because of the failure of Tenant to comply with this Article and Tenant shall indemnify, hold harmless and defend Landlord from the Costs.

     (b)     Tenant shall comply with the Requirements of other policies of public liability, fire and all other policies of insurance in force with respect to the Premises and the Improvements. Tenant shall take immediate steps to remedy or prevent any violation or attempted violation of the provisions of this Section by any subtenant of the Premises or the Improvements.

     Section 11.02. Challenge of Validity. Tenant shall have the right, after prior written notice to the Landlord, to contest by appropriate legal proceedings (the "Proceedings") diligently conducted in good faith, in the name of Tenant, Landlord, or both, if necessary, without cost or expense to Landlord, the validity or application of the Requirements. If compliance may be delayed during the Proceedings without subjecting Tenant or Landlord to any criminal prosecution for failure to comply with them, Tenant may delay compliance with them until the final determination of the Proceedings. Landlord shall execute all documents reasonably necessary for the proceedings.

     Landlord agrees to cooperate reasonably with Tenant, and to execute such documents or pleadings reasonably required for the purpose of any such contest. Landlord shall have the right, but not the obligation, to contest by appropriate legal proceedings, at Landlord's expense, any such Requirement; and in such event Tenant shall delay compliance therewith if requested to do so by Landlord so long as such delay does not interfere with the Tenant's use of the Premises for the conduct of Tenant's business. Landlord shall, at its own cost and expense, comply in all material respects with all the Requirements, otherwise not required to be complied with by Tenant.

ARTICLE 12

COVENANT AGAINST LIENS

     Section 12.01. Tenant's Obligations to Discharge. Tenant shall not create or permit to be created and shall remove by discharge, payment, bond or otherwise any mechanic's, laborer's, or materialman's lien, encumbrance or charge upon the Improvements, relating to or arising out of work and/or services provided to, for or on behalf of Tenant (the "lien").

     Section 12.02. Landlord's Right to Discharge. If any lien included in Section 12.01 hereof shall be filed against the Premises, the Improvements, or any part of either, Tenant, at Tenant's own cost and expense, within sixty (60) days after notice of the filing of the lien or such longer period as is necessary, so long as Tenant is prosecuting a contest pursuant to Section 12.01 hereof, shall discharge or pay or otherwise remove the same of record or post a bond satisfactory to Landlord to assure the discharge of the lien. If Tenant fails to discharge or bond the lien within 60 days (or longer) Landlord, in addition to any other right or remedy Landlord may have, and without waiving its right to declare a default, may post a bond to assure the discharge of the lien. Any amounts paid by Landlord in the bonding of the lien, including, but not limited to, penalties, interest, costs, allowances and reasonable attorney's fees, together with interest at the "Default Interest Rate", as hereinafter defined, shall constitute additional rent under this Lease and shall be paid by Tenant to Landlord on demand.

     Section 12.03. No Implied Consent of Landlord. Nothing in this Lease shall be construed as the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any material for any improvement, Alteration, or repair of the Premises, the Improvements, or any part of either.

ARTICLE 13

ENTRY ON PREMISES BY LANDLORD

     Section 13.01. Subject to any reasonable secrecy and confidential information policy of Tenant or of any subtenant, which policy may be in effect at any and all times during the term of this Lease, Tenant shall permit Landlord and its authorized representatives to enter the Premises and the Improvements at all reasonable times on not less than five (5) days prior written notice or in an emergency with no notice, for the purposes of (a) inspection or (b) making any necessary repairs or performing any other work necessary because of Tenant's failure to make repairs or perform said other work. Landlord's right of entry shall not imply any duty or its part to perform any repairs or work, nor shall it constitute a waiver of any default of Tenant.

     Section 13.02. At such times as Landlord is in the progress of any work on the Premises or on the Improvements pursuant to Section 13.01 hereof, Landlord may store all necessary materials, tools, supplies and equipment in the Improvements. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage incurred by Tenant or any subtenant because of the performance of those repairs or work, or the storing of materials, tools, supplies and equipment in the Improvements.

     Section 13.03. Landlord shall have the right to the enter the Premises and the Improvements upon two days prior written notice to Tenant, at all reasonable times during usual business hours within two years prior to the expiration of this Lease for the purpose of showing the Premises and Improvements to prospective tenants.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

     Section 14.01. Assignments and Subleases.

     (a)     Prior to substantial completion of the Improvements and the payment in full of Base Rent for the entire term of this Lease, Tenant, without the prior written consent of Landlord, shall not assign this lease.

     (b)     After substantial completion of the Improvements and the payment in full of Base Rent for the entire term of this Lease, Tenant, subject to the conditions set forth in paragraph (e) of this Section, shall have the right to:

          (i) assign this Lease to a subsidiary or affiliate of Tenant without the consent of Landlord; and

          (ii) assign this Lease to any other person or entity that is not an affiliate or subsidiary of Tenant, but only with the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed in accordance with paragraphs (e) and (f) of this Section). For purposes of this paragraph (b), affiliate shall mean and entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Tenant.

     (c)     Intentionally deleted.

     (d)     Tenant shall have the right to sublet the whole or any part of the Premises and Improvements without the consent of Landlord, provided every such subletting is made upon the conditions set forth in paragraph (e) of this Section.

     (e)     Any assignment of this Lease or subletting pursuant to this Lease shall be upon the following conditions:

          (i) The use of the Premises and Improvements by the subtenant or assignee shall comply with the use restrictions contained in Article 3 hereof;

          (ii) Tenant shall not be in default under this Lease;

          (iii) The assignee, in a document promptly delivered to Landlord and reasonably satisfactory to Landlord and in recordable form, shall agree to faithfully perform and be bound by all of the terms, conditions, covenants, provisions and agreements of this Lease;

          (iv) Any sublease shall provide that it is subject to the terms and conditions of this Lease and will require the sublessee to attorn to Landlord;

          (v) No sublease or Landlord's consent thereto shall release or discharge Tenant from any liability, past or future, under this Lease;

          (vi) In case of any subletting, Tenant shall remain fully liable under this Lease upon notice in accordance with this Lease from Landlord of any default under this Lease;

          (vii) After the assignment of this Lease by Tenant in accordance with the terms hereof, Tenant shall be released from any further obligations or liabilities under this Lease;

          (viii) Landlord's consent to any assignment or sublease shall not constitute or be deemed its consent, nor constitute a waiver of the requirement of its consent, to any subsequent assignment or sublease; and

          (ix) Such other criteria as may be required by law.

     (f)     Landlord shall not be deemed to have unreasonably withheld its consent to an assignment, for purposes of paragraph (b)(ii) of this Section, if it withholds its consent based on reasonable objections to the business reputation of the proposed assignee

     (g)     Tenant shall not assign any of its rights under this Lease separate from any permitted assignment.

     (h)     Notwithstanding anything contained in the foregoing Section 14.01 to the contrary any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code (11 U.S.C. 101, et seq.) shall be deemed without act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment and shall not prohibit, limit or restrict an assignment in connection with a Leasehold Mortgagee (as hereinafter defined) or in connection with a conveyance in lieu of foreclosure, trustee's deed, referee's conveyance in the enforcement of remedies under a Leasehold Mortgage (as hereinafter defined) or a re-conveyance resulting therefrom.

     Section 14.02. Non-Disturbance of Approved Subleases. If for any reason this Lease and the leasehold estate of Tenant hereunder is terminated by Landlord by summary proceedings or otherwise in accordance with the terms of this Lease, Landlord covenants and agrees that such termination of this Lease shall not result in a termination of any Approved Subleases (as hereinafter defined) affecting the Premises and that they shall all continue for the duration of their respective terms and any extensions thereof as direct leases between Landlord hereunder and the sublessee thereunder, with the same force and effect as if Landlord hereunder had originally entered into such subleases as Landlord thereunder (subject, however, to the prior right of the holder of any Leasehold Mortgage). Any such sublessee shall not be named or joined in any action or proceeding by Landlord under this Lease to recover possession of the Premises or for any other relief. Landlord shall, upon request, execute, acknowledge and deliver such agreements evidencing and agreeing to the foregoing as each sublessee shall reasonably require. The term "Approved Sublease" shall mean a sublease of all or part of the Premises or the Improvements made by Tenant to a subtenant, which sublease and all amendments thereto shall have been submitted to and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed provided (a) the sublease complies with all conditions of paragraph (e) of Section 14.01 hereof and (b) the rent is commercially reasonable and (c) no additional obligations are imposed on the Landlord and (d) there is no reduction of the Tenant's or subtenant's obligations.

ARTICLE 15

HOLDING OVER

     Section 15.01. In the event Tenant shall remain in occupation of the Premises or the Improvements after the expiration or earlier termination of this Lease, and in addition to having the right to remove the Tenant in any manner permitted by law, and in addition to all other rights Landlord may have in law, in equity, and under this Lease, Landlord may accept rent from Tenant during any period of holdover and the tenancy created by acceptance of rent shall be that of a tenancy at sufferance only.

ARTICLE 16

SURRENDER

     Section 16.01. Surrender of Possession. Upon the expiration or earlier termination of the term of this Lease, Tenant shall quit and peacefully surrender and deliver to Landlord the possession and use of the Premises and the Improvements to the extent they exist on such expiration or earlier termination date, without delay, in such order, condition and repair, except for reasonable wear and tear after the last necessary repair, replacement, restoration or renewal made by Tenant as Tenant is required to make during the term of this Lease, and free and clear of all liens, encumbrances and charges other than (i) Permitted Encumbrances (as hereafter defined), (ii) any encumbrances permitted to be created hereunder (other than mortgages), and (iii) any encumbrances created by Landlord, without any payment or allowance by Landlord on account of the Improvements on the Premises, and all rights of Tenant in the Improvements shall terminate, provided, however, Tenant shall remain liable to Landlord for any loss or damage suffered by the Landlord because of any default of Tenant. Upon surrender, Tenant shall assign to Landlord or Landlord's designee all subleases and other agreements and rights relating to the operation or use of the Premises or the Improvements, or Tenant's interest in them, as Landlord may request.

     Section 16.02. Personal Property Tenant shall immediately remove all personal property of Tenant, including the generator installed by Tenant, if any, provided that the same is unrelated to the Improvement systems and building code requirements, remaining upon the Premises or Improvements at the expiration or earlier termination of this Lease. Any personal property of Tenant remaining upon the Premises or Improvements after the expiration or earlier termination of this Lease, may, at the option of Landlord, be deemed to have been abandoned by Tenant and may be retained by Landlord as its property, or be disposed of, without accountability, by Landlord in such manner as it deems appropriate.

     Section 16.03. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

ARTICLE 17

SIGNS

     Section 17.01 Tenant shall not install or replace, nor permit the installation or replacement by others, of any signs or advertising matter in, upon or over the Premises or the exterior of the Improvements without the prior written consent of Landlord, not to be unreasonably withheld or delayed. Tenant shall comply with all applicable requirements of governmental authorities having jurisdiction and shall obtain all necessary approvals prior to the installation or replacement of any sign or other advertising matter permitted by Landlord. Landlord hereby agrees to execute any application and consents that are required by said governmental authorities.

ARTICLE 18

INDEMNITY

     Section 18.01. Tenant's Indemnification of Landlord. Tenant shall indemnify and hold the Landlord harmless from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable fees of architects, engineers and attorneys, which may be imposed upon, incurred by or asserted against Landlord because of any of the following ("the claims"):

     (a)     Any work or thing done in, on or about the Premises or the Improvements which arise out of acts of Tenant, its agents, employees, licensees, invitees, contractors, servants or subtenants;

     (b)     Any use, non-use, possession, occupation, condition, operation, maintenance or management of the Premises or the Improvements or any part of either, or any adjacent sidewalk, passageway or space;

     (c)     Any act or omission of Tenant or any of its agents, concessionaires, contractors, servants, employees, subtenants, or invitees which arise out of acts of Tenant, its agents, employees, licensees, invitees, contractors, servants or subtenants; or

     (d)     Any accident, injury or death to any person or damage to any property occurring in, on or about the Premises or the Improvements, or any adjacent sidewalk, curb, passageway or space which arise out of acts of Tenant, its agents, employees, licensees, invitees, contractors, servants or subtenants.

          If any action or proceeding is brought against Landlord because of any one or more of the claims, Tenant, at its sole cost and expense, upon written notice from Landlord, shall defend that action or proceeding by competent counsel of Tenant's choice, provided, Landlord first shall, in time sufficient for Tenant to defend against such claim, give notice to Tenant of such claim (together with any documents or instruments LandIord has in connection therewith), failing which, Tenant's indemnity hereunder shall be null and void with respect to such claim.

     Section 18.02. Landlord's indemnification of Tenant. Landlord shall defend, indemnify and hold the Tenant harmless from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable fees for architects, engineers and attorneys, which may be imposed upon, incurred by or asserted against Tenant because of any of the following ("the claims"):

     (a)     Any work or thing done in, on or about the Premises or the Improvements which arise out of acts of Landlord, its agents, employees, licensees or invitees, contractors or servants;

     (b)     Any use, non-use, possession, occupation, condition, operation, maintenance or management of the Premises or the Improvements or any part of either, or any adjacent sidewalk, curb, passageway or space which arises out of acts of Landlord, its agents, employees, licensees or invitees, contractors or servants;

     (c)     Any act or omission of Landlord or any of its agents, employees, licensees, or invitees, contractors or servants; or

     (d)     Any accident, injury or death to any person or damage to any property occurring in, on or about the Premises or the Improvements, or any adjacent sidewalk, curb, passageway or space which arise out of acts of Landlord, its agents, employees, licensees or invitees, contractors or servants.

     If any action or proceeding is brought against Tenant because of any one or more of the claims, Landlord shall at Landlord's sole cost and expense, defend that action or proceeding by competent counsel of Landlord's choice, provided, Tenant first shall, in time sufficient for Landlord to defend against such claim, give notice to Landlord of such claim (together with any documents or instruments Landlord has in connection therewith), failing which Landlord's indemnity hereunder shall be null and void with respect to such claim.

ARTICLE 19

INSURANCE

     Section 19.01. Casualty Insurance. Tenant, at its sole cost and expense, shall keep the Improvements insured against loss or damage by fire or other casualty under a standard policy of fire insurance, with such extended coverage in an amount not less than ninety (90%) percent of the replacement value of the Improvements, as they may from time to time be determined in accordance herewith, exclusive of footings and foundations and without deductions and in any event with a replacement cost endorsement, in amounts sufficient to prevent Landlord or Tenant from becoming a coinsurer within the terms of the policy. At the request of Landlord, and at the sole cost and expense of Tenant, the replacement value shall be determined from time to time, but not more frequently than once every two (2) years, by an appraiser selected by Tenant who is reasonably acceptable to Landlord.

     Section 19.02. Other Insurance. Tenant, at its sole cost and expense, shall maintain:

     (a)     general public liability insurance covering all claims for bodily injury, death or property damage, occurring upon the Premises or in or about the Improvements, and in the amount of at least $2,000,000 in aggregate for injury or death to any one or more persons in any one accident or occurrence and $500,000 for damage to property. Landlord and Tenant shall review the foregoing coverage limits every five (5) years during the term of this Lease and any renewal thereof, and Tenant shall, at Tenant's sole expense, increase the coverage limits whenever required by Landlord after such review; and

     (b)     boiler and pressure vessel insurance, including pressure pipes, upon all steam boiler and other pressure vessels and pipes, if any, in the Improvements in an amount not less than the amount determined by underwriters representing the insurer; and

     (c)     such other insurance and in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards arising out of Tenant's use of the Premises and Improvements.

     Section 19.03 Evidence of Insurance and Possession of Policy. All insurance required by this Article shall be obtained by valid and enforceable policies, issued by insurers of recognized responsibility authorized to issue insurance policies in New York State. Upon the execution of this Lease, and thereafter not less than thirty (30) days prior to the expiration dates of the policies furnished by Tenant, certificates of the policies with evidence satisfactory to Landlord of the payment of the full premiums on the policies, shall be delivered by Tenant to Landlord. Within thirty (30) days after receipt of any policy under this Article, Landlord shall give Tenant notice of any defect or deficiency therein.

     Section 19.04. Disbursement of Proceeds.

     (a)     All policies of insurance required by this Article ("the policies") shall name as the insured Tenant and as an additional insured Landlord, as their interests may appear. The policy referred to in Section 19.01 hereof shall also name the holder of any mortgage permitted under this Lease, as insureds as their interests may appear, by a standard mortgagee clause, provided the mortgagee agrees that the proceeds of the insurance shall be applied in accordance with this Lease. All losses, if any, under the policies shall be adjusted and the proceeds disbursed to Tenant or as otherwise elsewhere provided in this Lease. Tenant shall have the right to make all adjustments of loss and execute all proofs of loss in its name and/or if necessary, in LandIord's name.

     (b)      The policies shall provide that any loss shall be adjusted and the proceeds paid as provided in this Lease.

     Section 19.05. Notice of Cancellation. The policies and certificates evidencing the policies shall provide for thirty (30) days prior written notice to Landlord of any cancellation, reduction in amount or material change in coverage.

     Section 19.06. Master Policy. Tenant or said holder(s) of mortgage(s) (or subtenant(s) designated in writing by Tenant on its behalf), in its discretion, may carry such insurance as is required by Section 19.01 hereof under a blanket fire and other hazards and causes insurance policy or policies issued to Tenant or said holder(s) of mortgage(s) (or such subtenant(s)) covering the Premises and the Improvements and other premises or property. A certificate or true copy thereof evidencing said insurance shall be delivered to Landlord at Landlord's written request. At Tenant's option, any of the insurance which Tenant is required to procure under the provisions of this Article may include an amount (not in excess of $100,000 dollars) as a deductible for each loss thereunder. Such insurance may be carried by Tenant's parent entity or affiliate, if any, or by any guarantor of Tenant's obligations under this Lease.

     Section 19.07. Responsibility of Tenant During Construction. Prior to commencement of the construction required under Article 5 hereof, Tenant at its own expense shall obtain, furnish to Landlord, and maintain through completion of construction the following policies of insurance in form acceptable to Landlord:

     (a)     Worker's compensation insurance, disability benefits insurance and all other insurance Tenant is required by law to provide covering loss resulting from injury, sickness, disability or death of all persons employed by Tenant or by Tenant's contractors, subcontractors or agents;

     (b)     Contractor's Public Liability and Property Damage Insurance and Vehicle Liability Insurance with limits of at least $2,000,000 in aggregate for personal injury or death to any one or more persons in any one accident and $50,000 for property damage, which shall insure the activities of Tenant and Tenant's contractors, subcontractors and agents, including full underground coverage;

     (c)     Contractual Coverage Insurance providing protection for Tenant and Tenant's contractors, subcontractors and agents against damage claims that may arise from operations under this Lease with limits of at least $1,000,000; and

     (d)     An all-risk Builders' Risk Insurance, fire and extended Coverage, on a 100% completed value basis on the Improvements.

     Section 19.08.      Certificates of Insurance. Insurance coverage required during the period of construction by Section 19.07 of this Lease shall be evidenced by certificates of insurance furnished by Tenant to Landlord, which certificates shall also state that the insurance carrier will give Landlord at least ten (10) days prior written notice of cancellation or of any material change in coverage.

     Section 19.09. Inability to Obtain Insurance. In any instance where the insurance which Tenant proposes to maintain shall be less than the insurance required by the terms and provisions of this Lease (other than this Section), Tenant shall give Landlord notice requesting a waiver of such insurance requirements to the extent Tenant deems necessary on the grounds either that such insurance, at the time in question, is not reasonably available at reasonable rates or commonly insured against in the case of premises or buildings similarly situated, and Landlord shall, within ten (10) days of receipt of such notice, approve or reject, acting reasonably, Tenant's request. Any dispute relating to the rejection of Tenant's request shall be submitted to arbitration pursuant to Section 41.03 of this Lease, and the arbitrators shall determine the amount and extent of insurance to be maintained by Tenant, taking into account the practicalities of the situation, until the grounds for such request are alleviated.

     Section 19.10. Adjustment to Coverage. In the event that either party shall at any time reasonably deem the limits or type of insurance coverage then carried to be either excessive or insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance then to be carried, and such insurance shall thereafter be carried with the limits thus agreed on until changed pursuant to the provisions of this Article; but if the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance then to be carried shall be determined within sixty (60) days by an impartial third person mutually agreed upon and selected by the Parties.

ARTICLE 20

EMINENT DOMAIN

     Section 20.01. Termination of Lease. If all or substantially all of the Premises and the Improvements shall be taken for any public or quasi-public use under any statute, by right of eminent domain or by private purchase in lieu of a taking by a person or entity authorized to exercise such condemnation or taking (the "Condemnation Proceedings"), this Lease shall automatically terminate on the date title passes or possession is taken, whichever occurs first. If less than all or substantially all of the Premises and the Improvements are taken, this Lease shall continue in full force and effect as to the portions not taken and shall terminate only as to the portion actually taken.

     For purposes of this Article substantially all of the Premises and Improvements shall be deemed taken if the portions not taken shall be insufficient in Tenant's reasonable business judgment arrived at in good faith for the continued operation by Tenant of the use described in Section 5.02 hereof or of any subsequent actual use, as described in and permitted by Section 3.01 hereof.

     Section 20.02. Distribution of Condemnation Proceeds. In the event of a taking which results in the termination of all or any portion of this Lease pursuant to Section 20.01 hereof, Landlord and Tenant shall cooperate in the prosecution of the Condemnation Proceedings and shall request the court or board having jurisdiction of the Condemnation Proceedings to determine the value of the Premises and the Improvements separately. The aggregate net award (the "net award") for the total taking of the Premises and Improvements or one which results in the termination of this Lease, after deducting all expenses and costs, including attorney's fees, shall be payable to Landlord and Tenant as follows:

     (a)     The amount determined to be the value of the Improvements and the value of Tenant's leasehold estate so taken, taking into account the value of all prepaid Base Rent and the value of Tenant's option to renew the Lease, shall be paid to Tenant and the amount determined to be the value of the reversionary interest of Landlord in the Premises so taken shall be paid to Landlord.

     (b)     It is understood that the amounts awarded to Tenant pursuant to the Condemnation Proceedings shall be paid to the holder of the Leasehold Mortgage, to the extent of the then current unpaid principal amount and unpaid accrued interest and all other sums due and owing under the Leasehold Mortgage, with the balance of said award to be paid to Tenant.

     20.03 Partial Taking. In the event of any taking which does not result in the termination of this Lease pursuant to Section 20.01 hereof, that portion of the net award attributed by the court (or if not so attributed by the court, by agreement by the parties) to direct or consequential damage to the Premises and Improvements (whether completed or in the course of construction) shall be paid to Tenant, and Tenant shall, within a reasonable time, restore or cause to be restored that portion of the Improvements not so taken which, so far as practically, shall be usable to a complete architectural unit, provided, that Tenant shall not be required to expend any sum exceeding the net award. The balance of any such award after all such restoration which is attributed to the direct damage for the Premises taken shall be paid to Landlord and the remainder to the Tenant.

     20.04. The rights of any Leasehold Mortgagee to receive all or any portion of an award allocable to Tenant under this Article 20 shall not be prejudiced by any default by Tenant.

     20.05. Notwithstanding anything to the contrary in the foregoing sections of this Article 20, Landlord shall be entitled to the entire award, if any, in connection with that portion of the Premises, if any, designated on Exhibit B for the I-90 connector and Tenant shall cooperate with Landlord in the release of such portion thereof from this Lease.

ARTICLE 21

EACH PARTY'S RIGHT TO

PERFORM OTHER PARTY'S COVENANTS

     Section 21.01. If either party shall fail to perform any of its obligations under this Lease, the other party may, at its option, after thirty (30) days' written notice to the defaulting party, or without notice in case of an emergency, perform any of such obligations.

     Section 21.02. Any moneys paid and all costs and expenses incurred by either party, including reasonable attorney's fees, in the performance of the defaulting party's obligations under this Lease, together with interest at the default interest rate defined in Section 12.02 of this Lease, shall be paid by the defaulting party to the other party on demand. Such moneys paid or costs and expenses incurred by Landlord      shall be additional rent as defined in this Lease.

     Section 21.03. Either party's exercise of its rights under this Article shall not constitute a waiver of any other rights or remedies which that party may have because of the other party's default.

ARTICLE 22

MORTGAGES

     Section 22.01. "Leasehold Mortgage":

     (a) A "Leasehold Mortgage" shall mean a mortgage on Tenant's leasehold estate in the Premises and Improvements obtained from a Lending Institution and any refinancing by a Lending Institution, provided the mortgage complies with all other requirements of this Article. A "Leasehold Mortgagee" shall mean the holder of a Leasehold Mortgage.

     (b) Every Leasehold Mortgage or encumbrance of all or any part of the Premises and the Improvements shall be made expressly subject to the rights of the Landlord under this Lease, and in particular, to the right of the Landlord to acquire title to the Premises and the Improvements (or so much thereof as remains upon the Premises) upon the expiration or earlier termination of this Lease. Nothing in this Lease shall authorize Tenant, or imply any consent or agreement on the part of the Landlord, to subject Landlord's fee interest in the Premises or future fee interest in the Improvements (or so much thereof as remains on the Premises) to any Leasehold Mortgage, encumbrance or charge.

     Section 22.02. "Lending Institution". As used herein, the term "Lending Institution" shall mean a savings bank, a savings and loan association, a commercial bank or trust company (whether acting individually or in a fiduciary capacity), an insurance company organized and existing under the laws of the United States or any state thereof, a real estate investment trust, a religious, educational or eleomosynary institution, a governmental agency, body or entity, an employee, benefit, pension or retirement plan or fund, a commercial credit corporation, a commercial bank or trust company acting as trustee or fiduciary of various pension funds or other tax-exempt funds, a trustee or fiduciary for the holders of bonds, notes, commercial paper or other evidence of indebtedness in a securitized financing of Tenant's interest in the Premises or a corporation or other entity which is owned wholly by any other institutional lender or a subtrustee of any such commercial bank or trust company acting as such trustee, an investment bank, or any combination of the foregoing (in each case, foreign or domestic). The term "Lending Institution" shall also include lenders of substance which perform functions similar to any of the foregoing and the holder of any purchase money mortgage.

     Section 22.03. Tenant's Right to Mortgage Leasehold Estate.

     (a)     Notwithstanding anything to the contrary contained in this Lease, but subject to the provisions of this Article 22, Tenant shall have the absolute right, without Landlord's consent, to mortgage the leasehold interest herein demised on such terms, conditions and maturity as Tenant shall determine, and to enter any and all extension(s), modification(s), amendment(s), replacement(s) and refinancing(s) of any such Leasehold Mortgage as Tenant may desire.

     (b)     If Tenant, or Tenant's successors or assigns, shall mortgage said leasehold interest, then, as long as any such      Leasehold Mortgage shall remain unsatisfied of record, the following provisions shall apply, notwithstanding anything to the contrary contained in this Lease, and any pertinent provisions of this Lease shall be deemed to be amended and modified to the extent necessary so as to provide as follows:

          (i)     There shall be no cancellation, surrender, acceptance of surrender, or modification of this Lease without the Leasehold Mortgagee's prior written consent.

          (ii) If any Leasehold Mortgagee shall register with Landlord its name and address in writing, Landlord, on serving on Tenant any notice of default or any other notice pursuant to the provisions of, or with respect to, this Lease, shall at the same time serve a duplicate counterpart of such notice on the Leasehold Mortgagee of the then existing Leasehold Mortgage by Registered Mail, Return Receipt requested, addressed to said holder's address registered with Landlord, and no notice by Landlord to Tenant hereunder shall he deemed to have been duly given to Tenant unless and until such duplicate counterpart thereof has been so served on the Leasehold Mortgagee.

          (iii) Such Leasehold Mortgagee, in the event Tenant shall be in default hereunder, shall have the right, within the period and otherwise as herein provided, to remedy or cause to be remedied such default, and Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been performed by Tenant. No default by Tenant in performing work required to be preformed, acts to be done, or conditions to be remedied, shall be deemed to exist, if steps, in good faith, shall have been promptly commenced by Tenant or by said Leasehold Mortgagee or by any other party, person, or entity to rectify the same and prosecuted to completion with diligence and continuity. Tenant constitutes and appoints the said Leasehold Mortgagee Tenant's agent and attorney-in-fact with full power, in Tenant's name, place and stead, and at Tenant's cost and expense, to enter upon the Premises and make repairs thereto, maintain the same, remove any violations of law, or of the rules or regulations of governing authorities and to otherwise perform any of Tenant's obligations according to the provisions of this Lease as to the care, maintenance or preservation of the Premises and Improvements.

          (iv) Anything herein contained to the contrary notwithstanding, during such time as the Leasehold Mortgage remains unsatisfied of record, if an event or events shall occur which shall entitle Landlord to terminate this Lease, and if before the expiration of sixty (60) days after the date of service of notice of termination under this Lease such Leasehold Mortgagee shall have paid to Landlord all rent and additional rent and other payments herein provided for then in default, and shall have complied or shall be, with diligence and continuity, engaged in the work of complying with all the other requirements of this Lease, if any, then in default, then Landlord shall not be entitled to terminate this Lease and any notice of termination theretofore given shall be void and of no effect, provided, however, that nothing herein contained shall in any way affect, diminish, or impair Landlord's right to terminate this Lease (if such default is not cured within said sixty (60) day period or is not in the process of being cured with diligence and continuity) or to enforce any other remedy in the event of the nonpayment of any such rent and additional rent thereafter payable by Tenant or in case of any other subsequent default in the performance of any of the obligations of Tenant hereunder, in accordance with this Lease, subject, however, to all of the provisions of this Section 22.03.

          (v) In the event this Lease is terminated before the Expiration Date of the Lease, whether by summary dispossession proceedings, service of notice to terminate, or otherwise, due to Tenant's default, Landlord shall by Registered Mail, Return Receipt Requested, serve on the Leasehold Mortgagee of the then existing Leasehold Mortgage written notice of such termination, together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, under this Lease then known to Landlord. Such Leasehold Mortgagee shall thereupon have the option to obtain a direct lease in accordance with and on the following terms and conditions:

          (A)      On the written request of the Leasehold Mortgagee, within sixty (60) days after service of the aforementioned notice of termination, Landlord shall enter into a direct lease of the Premises with such Leasehold Mortgagee, or its designee;

          (B) Such direct Lease shall be entered into at the reasonable cost of tenant thereunder, shall be effective as of the date of termination of this Lease, and shall be for the remainder of the term of this Lease and at the rent and additional rent and on all the agreements, terms, covenants and conditions thereof, including, without limitation, the Renewal Term and said Lease shall be expressly made subject to the rights, if any, of Tenant under the terminated lease. In addition, the tenant under the direct lease shall have the same right, title and interest in and to the Improvements on the Premises as Tenant had under the terminated lease. On the execution of the direct lease, the tenant named therein shall pay any and all sums which would at the time of the execution thereof be due under this Lease but for the termination as aforesaid and shall otherwise fully and promptly remedy or agree in writing to fully and promptly remedy any existing defaults under this Lease, other than such which is not susceptible of being  cured by such new tenant. (i.e., bankruptcy of Tenant), which default(s) shall be, and shall be deemed to be, waived as to the Leasehold Mortgagee or its assignee or designee, but not as to Tenant. The new tenant shall      pay all necessary and reasonable expenses, including reasonable attorneys' fees and court costs incurred in terminating this Lease and in recovering possession of      the Premises as well as in the preparation, execution and delivery of the direct lease. On execution and      delivery of the direct lease, Landlord shall allow the tenant named therein and such tenant shall be entitled to an adjustment in an amount equal to the net income received by Landlord      from the Premises and Improvements during the period running from the date of termination of this      Lease to the date of execution of such new or direct      lease. Nothing contained in this Lease shall release Tenant from any of its obligations under this Lease      which may not have been discharged or fully performed by any Leasehold Mortgagee, or its designees, provided,      however, the foregoing shall not be deemed a waiver of Landlord's right to seek monetary damages       from Tenant for default occurring prior to such waiver to the extent permitted by the exculpation provision of this Lease; and

          (vi) Notwithstanding the provisions of this Lease, if Landlord shall elect to terminate this Lease by reason of Tenant being in default of rent or other covenants of Tenant hereunder, then any Leasehold Mortgagee who shall be entitled to notice, shall have and be subrogated to any and all rights of Tenant with respect to the curing of any default and shall also have the right to postpone and extend the specified date for the termination of this Lease, fixed by Landlord in a notice given pursuant thereto, for a period of up to six (6) months, provided such Leasehold Mortgagee shall promptly and with continuity and due diligence cure, or be engaged promptly and with continuity and due diligence in curing, any then existing default of Tenant other than any such default which is not susceptible of cure prior to acquiring the Tenant's interest in the Lease and, with respect to defaults not so susceptible of cure, for such longer period as may be necessary with diligence and continuity, provided that such Leasehold Mortgagee shall forthwith take steps to acquire Tenant's interest in the Lease by foreclosure of the Leasehold Mortgage or otherwise. If, before the date specified for the termination of this Lease as extended by such Leasehold Mortgagee, the Tenant shall be duly removed from possession, or proceedings have been instituted and are pending for such removal, and if the Leasehold Mortgagee or its designee shall deliver to Landlord its agreement and obligation to perform and observe the covenants and conditions to be performed by Tenant in this Lease contained and executed in the manner required to entitle a deed to recordation, then, and only in such event, any such default on the part of Tenant shall be, and shall be deemed to be, waived; provided, however, the foregoing shall not be deemed a waiver of Landlord's right to seek monetary damages from Tenant for defaults occurring prior to such waiver to the extent not inconsistent with the exculpation provision of this Lease.

          (vii) The Leasehold Mortgagee shall be named as an insured, as its interest may appear, in all policies of insurance carried by Tenant pursuant to the provisions of this Lease. Duplicate originals of the policies of such insurance shall be held by any such Leasehold Mortgagee. If duplicate originals of such policies are not obtainable, certified copies thereof shall be delivered to Landlord. The proceeds of such insurance in case of loss shall be paid to Tenant in accordance with this Lease or to the Leasehold Mortgagee, in which event said holder shall hold all proceeds which shall be deemed trust funds to be used by Tenant for the purpose of rebuilding, restoring and repairing the Improvements or, if Tenant shall elect to terminate the Lease, Tenant's interest in any proceeds of insurance shall be set over, transferred and assigned by Tenant to the Leasehold Mortgagee, to be applied first for the cost of compliance with Section 23.05 hereof, then to the extent of the balance of any principal, interest, or other payment due or which shall thereafter accrue or become due to said Leasehold Mortgagee, with any excess to be disbursed to Tenant. To the extent required by the Leasehold Mortgage, Tenant hereby nominates and appoints the Leasehold Mortgagee its agent and attorney-in-fact in Tenant's name, place and stead, to file proofs of claim, settle and adjust any losses or claims arising under any policy of insurance carried by Tenant pursuant to the provisions of this Lease.

          (viii) The parties hereto shall give the Leasehold Mortgagee written notice of any condemnation proceedings affecting the Premises. The said Leasehold Mortgagee shall have the right to intervene and be made a party to any such condemnation proceedings and the parties hereto hereby consent that the said Leasehold Mortgagee may be made such party or intervenor. Tenant's interest in any award or damages for such taking is hereby set over, transferred and assigned by Tenant to the Leasehold Mortgagee to the extent of the balance of any principal, interest or other payment due or which shall thereafter accrue or become due to the said Leasehold Mortgagee, but in the event of a partial taking under Section 20.03 hereof, of the Improvements on the Premises or a partial taking of the Premises forming part of the Premises which does not result in the cancellation or termination of this Lease, there shall be paid to Tenant, as trust funds, out of the Tenant's interest in any award or damages for such taking, an amount equivalent to the cost to restore the Improvements then on the Premises to a complete architectural unit, including without limitation, access cuts and roadways. Whatever repairs shall be made, shall be comparable in quality to the part of the building(s) or Improvements so taken.

          (ix) The Leasehold Mortgagee shall be entitled, at its option, to contest the validity of any Tax, or charges agreed to be paid by Tenant, which right is hereby granted to said Leasehold Mortgagee provided that if said Leasehold Mortgagee shall become Tenant hereunder, the said Leasehold Mortgagee shall not be required to pay same under protest or to post any security or bond for any liability for Taxes or other charges, or penalties thereby contested; provided, however, the right to delay payment thereof shall continue only so long as such non-payment or delay shall not expose Landlord's property to imminent sale or Landlord to criminal liabilities.

          (x) No Leasehold Mortgagee shall be personally liable under this Lease unless and until such Leasehold Mortgagee shall become the owner of the leasehold estate, and then only for as long as it remains such owner subject to the provisions of this Lease and such liability shall be limited to such Leasehold Mortgagee's or designee's interest in this Lease. On any assignment of this Lease by any owner of the leasehold estate whose interest shall have been acquired by, through or under any Leasehold Mortgagee or shall have been derived immediately from any Leasehold Mortgagee thereof, the assignor shall be relieved of any further liability which may accrue hereunder from and after the date of assignment, it being the intention of the parties that once the Leasehold Mortgagee shall succeed to Tenant's interest hereunder, any and all subsequent assignments, whether by such Leasehold Mortgagee, any purchaser at foreclosure sale or other transferee, or any assignee of either shall effect a release of the assignor's liability.

          (xi) Landlord, on request of Tenant or of the Leasehold Mortgagee, shall execute such reasonable modifications or amendments of this Lease as shall be required by said Leasehold Mortgagee or by a Lending Institution to which Tenant has made application for a Leasehold Mortgage provided the modifications do not increase the burdens or obligations or decrease the rights of Landlord or decrease the burdens or obligations of Tenant under the Lease, in any material way, including such modifications so as to enable Tenant to separately finance improvements to the Premises made in separate phases over the term of this Lease.

          (xii) All rights of Landlord in and to any and all subleases shall be subject and subordinate to the rights of any Leasehold Mortgagee and the rights and interests of such Leasehold Mortgagees in and to such sublease(s) and assignments thereof to such Leasehold Mortgagees. Landlord further agrees that any lien to secure the payment of rent and additional rent hereunder, which Landlord may have upon trade fixtures, equipment or personal property of Tenant as provided at law, shall at all times be subject and subordinate to the lien of any such Leasehold Mortgages. Landlord agrees to execute and deliver, on demand, in recordable form, any instruments which may reasonably be requested by any Leasehold Mortgagee to accomplish the aforesaid subordination of Landlord's rights hereunder, but always subject to Tenant's obligations under the terms of this Lease. Landlord agrees to assign to the Leasehold Mortgagee all of Landlord's interest, if any, in all subleases of the leased Premises, concurrently with the execution, and effective on the date of the new or direct Lease.

          (xiii) On the execution and delivery of any new or direct Lease as provided in this Section, all subleases which theretofore may have been assigned and transferred to Landlord shall thereupon be transferred and assigned by Landlord to the new tenant under the new or direct Lease.

          (xiv)      Anything herein contained to the contrary notwithstanding, the provisions of this Article shall inure only to the benefit of the holders of Leasehold Mortgages which shall be, respectively, a first, second and third lien. If the holders of more than one Leasehold Mortgage shall make written requests upon Landlord for a new lease in accordance with the provisions of subparagraph (v) above, the new lease shall be entered into pursuant to the request of the holder whose Leasehold Mortgage shall be prior in lien thereto and thereupon the written requests for a new lease of each holder of a Leasehold Mortgage junior in lien shall be and be deemed to be void and of no force or effect. If the parties shall not agree on which leasehold is prior in lien, such dispute shall be determined, at no cost to Landlord, by a nationally recognized title insurance company, and such determination shall bind the parties.

          (xv) No union of the interests of Landlord and Tenant herein shall result in a merger of this Lease in the fee interest.

          (xvi) Landlord acknowledges that as between Landlord and any Leasehold Mortgagee, its nominee or purchaser at a foreclosure or other sale, this Lease shall not be deemed to be terminated notwithstanding the rejection of this Lease by operation of law, by Tenant or its representative, or by any trustee appointed in Tenant's bankruptcy case, pursuant to the Bankruptcy Code or any other insolvency law. The Leasehold Mortgagee shall be deemed to have satisfied its obligation to commence foreclosure proceedings or cause Tenant's interest in this Lease to be sold under a power of sale by asserting a claim in Tenant's case under the Bankruptcy Code or other insolvency proceeding and the Leasehold Mortgagee shall not be deemed to have failed to satisfy such obligation if the Leasehold Mortgagee is unable to do so as a result of the provisions of Section 362 of the Bankruptcy Code or similar provision of any other insolvency law.

     Section 22.04. Required Provisions. Each Leasehold Mortgage shall contain the following provisions, among others:

     (a)     The obligation of the Lending Institution to release insurance and condemnation proceeds to Tenant for the purposes required by this Lease, subject to customary conditions and limitations for the reasonable protection of such Lending Institution;

     (b)     Both Landlord and Tenant shall receive all notices required or desired to be given by the Lending Institution and, if any default is not cured by Tenant within the period of time permitted under the mortgage, the Lending Institution shall accept performance of the covenant in default by Landlord, if it is performed within a reasonable specified time thereafter; and

     (c)     The Lending Institution shall give thirty (30) days written notice to Landlord prior to the commencement of any foreclosure proceedings against either the Tenant or the Premises.

     Section 22.05. Interim Financing. The terms "mortgage" and "Leasehold Mortgage" shall include both permanent mortgage financing and interim mortgage financing.

     Section 22.06.

     Intentionally deleted.

     Section 22.07 Limitation on Mortgages by Landlord. Fee Mortgage - Landlord hereby covenants and agrees that during the term of this Lease, Landlord shall not have the right or power to mortgage or otherwise create any security or other liens or encumbrances upon or affecting the fee interest in the Premises, or the Improvements, or any part thereof, at any time erected or situated thereon, and Landlord shall not have the right or power to mortgage or to modify, extend, renew, replace, refinance or otherwise change or affect any mortgage at any time or from time to time created by Tenant pursuant to this Lease, and Landlord covenants and agrees that all such rights and powers are hereby exclusively and irrevocably vested in and granted to Tenant, subject to the terms, conditions and limitations of Tenant's rights to mortgage under this Lease.

ARTICLE 23

DAMAGE OR DESTRUCTION

     Section 23.01. If the Premises and Improvements shall be damaged by fire or any other cause required to be insured against hereunder, Tenant shall, with due diligence and reasonable promptness, but allowing for such time as may reasonably be required to adjust insurance proceeds and to prepare plans and specifications, restore the same at Tenant's sole expense in accordance with this Article 23. Notwithstanding the foregoing, if the damage shall be so extensive, in the reasonable business judgment of Tenant arrived at in good faith, as to prevent the use of the Premises and Improvements by Tenant for the purposes set forth in Section 5.02 hereof, Tenant may, provided it has removed all debris from the Premises and Improvements within six (6) months of the date of damage, no later than three (3) years after the date of the damage give Landlord a notice stating that it elects to cancel this Lease, and upon fulfillment of the conditions set forth in Section 23.05 hereof, this Lease shall be deemed cancelled and the term thereof shall expire on the date when such conditions are fulfilled, and Tenant shall surrender possession of the Premises as provided in Article 16 hereof, and promptly thereafter the additional rent shall be apportioned as of the date of such expiration and any additional rent paid for any period beyond said date shall be repaid to Tenant. If this Lease is cancelled pursuant to this Section, Tenant shall have the absolute right to any proceeds of insurance required by Section 19.01 hereof which are not needed to fulfill the conditions set forth in Section 23.05 hereof. Provided Tenant elects not to cancel the Lease, all restoration work shall be done and completed by Tenant at Tenant's sole expense with due diligence and reasonable promptness, subject to ordinary delays and to force majeure and to delays in the making of insurance adjustments. In such event, any insurance proceeds paid to Tenant pursuant to Article 19 hereof shall be held by Tenant in trust to be used for the cost of restoration of the Premises and Improvements to a complete architectural unit before being applied to any other purpose. Any restoration, replacement, repair or rebuilding required to be made under this Article, involving an estimated cost of more than Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars shall be made under the supervision of an architect selected by Tenant and reasonably satisfactory to Landlord, at the expense of Tenant, and shall not be undertaken until plans and specifications of such work shall have been filed with and reviewed by Landlord in accordance with the provisions of Section 5.06 hereof.

     Section 23.02. In the event of any such damage by fire or other casualty which does not result in a cancellation of this Lease as aforesaid, the provisions of this Lease shall be unaffected and Tenant shall remain and continue liable for the payment of the Base Rent, additional rent and all other charges required hereunder to be paid by Tenant, as though no damage by fire or other casualty had occurred.

     Section 23.03. In the event that any of the insurance monies paid by the insurance company to Tenant (with respect to insurance required by Section 19.01 hereof) shall remain after the completion of such work, repairs, restoration, reconstruction or erection, the excess shall be the property of and paid to Tenant.

     Section 23.04. Tenant agrees to give prompt notice to Landlord with respect to all material fires and other material casualties occurring upon or about the Premises and the Improvements.

     Section 23.05. Each of the following requirements shall be a conditions precedent to Tenant's right to cancel this Lease pursuant to Section 23.01 hereof:

     (a)     Tenant shall pay off, discharge and satisfy or otherwise remove as a lien of record any Leasehold Mortgage under this Lease; and

     (b)     Tenant shall pay to Landlord any and all Base Rent, additional rent and all other charges required to be paid by Tenant under this Lease and due and owing to Landlord; and

     (c)     Tenant shall remove and discharge of record any other liens, encumbrances or charges of any kind against the Premises and Improvements which were created or caused by Tenant, other than utility easements or other easements entered into in the ordinary course of construction or operation of the Premises and Improvements; and

     (d)     Tenant shall remove all debris and traces of the Improvements from the Premises and restore the Premises to "green grass"; and

     (e)      Tenant shall pay all costs and expenses required to accomplish the clean-up described in (d) above.

ARTICLE 24

LATE CHARGES

     Section 24.01. Past Due Rent. If Tenant shall fail to pay any rent when due and payable, Tenant shall pay to Landlord, as additional rent, a sum calculated at a rate per annum equal to four percent (4%) over the Prime Rate of the rent due. Nothing in this Section shall limit Landlord's right and remedies under any other provision of this Lease.

ARTICLE 25

TITLE PROVISIONS

     Section 25.01. Quiet Enjoyment. Landlord covenants and agrees that Tenant, upon payment of the rent and the performance and observance of all covenants, agreements and conditions of this Lease on its part to be performed and observed, shall and may quietly hold and enjoy the Premises during the term of this Lease.

     Section 25.02. Landlord's Title. Except for Permitted Encumbrances, Landlord represents and warrants to Tenant that it has fee simple absolute title to the Premises and the power and authority to execute and deliver this Lease and to carry out and perform all covenants to be performed by it.

     Section 25.03. Landlord's Title Documents. Following execution of this Lease, Landlord covenants and agrees to deliver to Tenant a current survey and such abstracts, maps and title documents as it may have.

     Section 25.04. Title Insurance Report: Title Objections.     Prior to the execution of this Lease, Tenant shall have obtained, at its sole cost and expense, a report of title from a title insurance company licensed to do business in the State of New York showing that Tenant's leasehold estate in the Premises is free and clear of all liens, encumbrances and tenancies of any kind, nature and description, except for (a) liens for current taxes not in default, (b) minor survey exceptions, (c) utility easements servicing the Premises and which do not interfere with the use and development of the Premises, (d) the recorded restrictions contained in Exhibit "D" to this Lease, and (e) liens and encumbrances, which do not materially adversely affect the value or use of the Premises ("Permitted Encumbrances") .

ARTICLE 26

DEFAULT

     Section 26.01. Events of Default. Any one or more of the following events shall constitute an event of default (an "event of default"):

     (a)     Tenant's failure (i) to pay any Base Rent on or before the dates required by this Lease, after not less than five (5) days written notice thereof by Landlord or (ii) to pay any other rent when due and payable, and the continuation of the failure to pay rent for fifteen (15) days after written notice from Landlord to Tenant; or

     (b)     Tenant's failure to observe and perform any of the terms, covenants, conditions, limitations or agreements under this Lease on Tenant's part to be observed or performed (except the obligation to pay rent) and the continuation of the failure for a period of thirty (30) days after notice from Landlord to Tenant specifying the nature of the failure unless Tenant has, within the thirty (30) days, commenced performance and continues performance with diligence and continuity and in any event completes performance within one (1) year.

     Section 26.02. Remedies on Default.

     (a)      Upon any one or more events of default, Landlord may, at its option, at any time thereafter, give written notice to Tenant specifying the event or events of default and stating that this Lease and the term demised shall expire and terminate on the date specified in the notice, which shall be at least thirty (30) days after the giving of the notice. Upon the date specified in the notice, this Lease and the term demised and all rights of Tenant under this Lease shall expire and terminate. The expiration or termination of this Lease by Landlord shall not relieve Tenant of its liability and obligations under this Lease, which shall survive.

     (b)      Upon termination of this Lease pursuant to this Section, Tenant shall quit and peacefully surrender the Premises and the Improvements to Landlord. Landlord, upon, or at any time after, the expiration or termination of this Lease, without additional notice and without prejudice to any other rights and remedies it shall have at law or in equity, may re-enter the Premises and Improvements, and remove from them Tenant, its agents, employees, servants, licensees, and subtenants and other persons, firms or corporations and all or any of its or their property, either by summary dispossess proceedings or by any suitable action or proceeding at law or in equity, or by force or otherwise, without being liable to indictment, prosecution or damages for such action, and may repossess and have, hold and enjoy the Premises and the Improvements.

     (c)      Upon Landlord's termination of this Lease, re-entry of the Premises and Improvements or dispossession of the Tenant by summary proceedings or otherwise:

          (i) The rent shall become due and payable and be paid up to the time of termination, re-entry, or dispossession;

          (ii) Landlord at any time and from time to time may relet the Premises and Improvements or any part or parts thereof, either in the name of the Landlord or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and on such conditions, including, without limitation, concessions of free rent and alterations of the Premises and Improvements, as Landlord in its sole discretion may determine, and Landlord may collect and receive all rents and income from them;

          (iii) Notwithstanding any present or future law, statute, or judicial decision, Landlord shall not be responsible or liable for any failure or refusal to relet the Premises and Improvements or any part of them, or for any failure to collect any rent due upon any reletting of them;

          (iv) Whether or not the Premises or Improvements or any part of them shall have been relet, Tenant, until the end of what would have been the term of this Lease in the absence of expiration or termination, shall be liable to and shall pay Landlord, as and for liquidated and agreed current damages (the "current damages") for Tenant's default, the amount of all rent (including prepaid base rent, which Landlord shall retain) which would have been payable under this Lease by Tenant if it were still in effect, less the net proceeds of any reletting pursuant to the provisions of this Section, after deducting all Landlord's expenses in the reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation for reletting;

          (v) Tenant shall pay the current damages to Landlord, and Landlord shall be entitled to recover them from Tenant, by separate action, actions or proceedings, at such time or times when rent would have been payable under this Lease if it were still in effect; and

          (vi) In lieu of collecting the current damages, Landlord, at its option, shall be entitled to retain, as and for liquidated and agreed final damages for Tenant's default, the full amount of prepaid base rent and such other rent as Landlord shall have collected from Tenant.

     (d)      Nothing in this Article shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages an amount equal to the maximum allowed by any statute or rule of law in effect at the time those damages are to be proved, whether or not that amount is greater, equal to, or less than the amount provided by this Article.

     Section 26.03.

     Intentionally deleted.

     Section 26.04. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord may enjoin the breach or threatened breach and may invoke any right and remedy allowed at law, in equity, by statute, or otherwise as though re-entry, summary proceedings, and the other remedies were not available under this Lease.

     Section 26.05. Each right and remedy under this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise by Landlord of any one or more of those rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies Landlord may have.

     Section 26.06. Landlord may, at its option, from time to time, commence actions to recover any rent, or liquidated damages, or other damages, and nothing in this Lease shall be deemed to require Landlord to await the date this Lease would have expired had there been no default by Tenant or no termination by Landlord.

     Section 26.07. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be deemed in default under this Lease unless and until all applicable grace periods herein for curing same shall expired.

ARTICLE 27

WAIVERS

     Section 27.01 Waivers. No Failure by Landlord or Tenant, as the case may be, to insist upon the strict performance of any agreement, term, covenant or condition of this Lease or to exercise any right or remedy upon a breach of any of them, and no acceptances of full or partial rent during the continuance of any breach, shall constitute a waiver of the breach or of the agreement, term, covenant or condition. No waiver of any breach shall affect or alter this Lease, and each and every agreement, term, covenant and condition of this Lease shall continue in full force and effect with respect to any other existing or subsequent breach.

     Section 27.02 Cumulative Remedies, Waiver, Oral Change. A receipt and acceptance by Landlord or Tenant of any payment, or the acceptance by Landlord or Tenant of performance of anything required by this Lease to be performed, with the knowledge of the breach of any term, covenant, condition, provision or agreement of this Lease, shall not be deemed a waiver of such breach, and no waiver by Landlord or Tenant of any term, covenant, condition, provision or agreement of this Lease shall be deemed to have been made unless expressed in writing and signed by both Landlord and Tenant. Tenant's payment of any sums under this Lease shall not prejudice any right or remedy Tenant may have hereunder at law or equity.

     Section 27.03. Every term, condition, agreement or provision contained in this Lease shall be deemed to be also a covenant.

     Section 27.04. The specific remedies to which Landlord or Tenant, as the case may be, may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord or Tenant, as the case may be, may be lawfully entitled in case of any breach by Tenant or Landlord, as the case may be, of any provision of this Lease.

ARTICLE 28

APPROVALS AND REPRESENTATIONS

     Section 28.01. Approvals. Tenant, at its sole expense, shall take all actions that it reasonably deems necessary to obtain, and shall make and diligently prosecute applications ("the applications") for all approvals, from all governmental or administrative agencies or regulatory bodies having jurisdiction, for the construction and operation of the Improvements upon the Premises, including, without limitation, all site plan approvals, zoning variances, easement and franchise agreements, building permits, certificates of occupancy, and all applications for licenses, permits and permission to construct and maintain all on-site and off-site improvements, curbcuts, roadway median cuts and utility lines and services. Landlord shall cooperate with Tenant in the applications and appeals, if any, without expense to Landlord, provided the approvals sought are consistent with the provisions of this Lease.

     Section 28.02. Landlord represents and warrants to Tenant that:

     (a)      Landlord is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has complied with all provisions of the laws of the State of New York regarding the organization, valid existence and good standing of Landlord, has paid all organizational and filing fees, and has the power and authority to own the Premises, to enter into this Lease and to perform all its obligations hereunder without obtaining any further or additional consents or approvals.

     (b)      Landlord has good and marketable title to the Premises subject only to the permitted title exceptions, referred to in Section 25.04 hereof and no part of the Premises is subject to any security interest or liens or any adverse claim of any kind whatsoever except for the said permitted title exceptions.

     (c)      There are no toxic wastes, pollutants or other toxic or hazardous substances located on or underneath the Premises. During the term of this Lease Landlord shall be responsible for wastes, pollutants, or other toxic or hazardous substances emanating from the utilities underneath the Premises (other than from the utilities which service the Premises exclusively) or emanating from premises adjacent to the Premises, except as a result of the acts or omissions of Tenant, or any of its agents, employees, contractors, subtenants, licensees and invitees.

     (d)      The Premises and the present use and condition thereof do not violate any applicable deed restrictions or other covenants, restrictions, easements or agreements, site plan approvals, zoning or subdivision regulations or urban development plans applicable to the Premises, as modified by any duly issued variances nor does Landlord have any knowledge of conditions that would create such a violation.

     (e)      Landlord is not in default and has not received any order or notice of any default with respect to any final judgment, writ, injunction or decree of any authorities, a default under any of which would have a material adverse effect on the use of the Premises, (financial or other) of Landlord, and has not received any order or notice of any default with respect to any rule or regulation of any authorities, a default under which would have a material adverse effect or the use of the Premises (financial or other) of Landlord.

     (f)      No notices of violation of law or municipal ordinance or of Federal, State, County or Municipal or other governmental agency regulations, orders or requirements relating to the Premises have been received by Landlord and Landlord does not have knowledge of any events that would give cause for such a notice to be issued;

     (g)      There is no action or proceeding, zoning or otherwise, or governmental investigation pending, or to the knowledge of Landlord, threatened against or relating to the Premises or the transaction contemplated by this Lease;

     (h)      Except for the proposed I-90 connection shown on Exhibit B,      Landlord has no knowledge of any Federal, State or Local plans (i) to change the highway or road system in the vicinity of the Premises or (ii) to restrict or change access from any such highway or road to the premises or (iii) of any pending or threatened condemnation of the Premises or any part thereof or (iv) of any plans for improvements other that the Improvements contemplated herein by Tenant which might result in a special assessment against the Premises.

     Section 28.03. Landlord, to the fullest extent permitted by law, hereby defends, indemnifies and holds harmless Tenant against and from any and all loss, cost, liability, claim, suit, action, judgment, demand, obligation, fine, expense, penalty, charge, damage or expense of whatever nature, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon or incurred by or asserted against Tenant by reason of, in connection with, or arising out of the breach or alleged breach of any covenant, representation or warranty made by Landlord pursuant to the provisions of this Article 28.

ARTICLE 29

FORCE MAJEURE

     Section 29.01. Notwithstanding anything to contrary herein contained, if Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, inability of procuring labor or materials or reasonable substitutions therefor, acts of God, governmental orders, restrictions or controls, enemy or hostile government action, civil insurrection or riots, or war, fire or other casualty beyond the reasonable control of Landlord and Tenant, as the case may be ("force majeure"), performance of that act shall be excused for the period of the delay (but not exceeding two (2) years) and the period for the performance of the act shall be extended for a period equivalent to the excusable period of the delay (not exceeding two (2) years), provided the party delayed shall give the other party written notice and full particulars of the force majeure within a reasonable time after the event occurs. The provisions of this Article shall not excuse Tenant from the prompt payment of rent under this Lease.

ARTICLE 30

NOTICE

     Section 30.01. Every notice, request, demand, consent, approval, objection, document or other communication authorized or required by this Lease shall not be effective unless it is in writing, sent postage prepaid by United States registered or certified mail, return receipt requested, to the other party at the following address:

     To Landlord:  Rensselaer Technology Park

                    100 Jordan Road

                    Troy, New York 12180-8397

                    ATTN:     Director of Park

     With a Copy to:  Rensselaer Polytechnic Institute

                       Troy, NY 12181

                       ATTN:     Office of the President

     To Tenant:   MapInfo Corporation

                    One Global View

                    Troy, New York 12180

                    ATTN: Chief Financial Officer

     With a Copy to:  _________________________

                       _________________________

                       _________________________

or to such other address as either party may designate by notice given from time to time in accordance with this Section. Notices, demands and requests which are served on Landlord or Tenant in the manner aforementioned shall be effective upon receipt.

ARTICLE 31

CERTIFICATES

     Section 31.01. Landlord and Tenant each agree either party shall, without charge, within ten (10) days after written request of the other to deliver a certified written instrument duly executed and acknowledged, to any mortgagee, purchaser, or proposed mortgagee or purchaser, or to any other person, firm or corporation specified in the request, containing the following matters:

     (a)      that this Lease has not been amended, or if it has, the substance of the amendment(s);

     (b)      whether the Lease is in full force and effect;

     (c)      the existence of any default, set-off, counterclaim or defense on the part of the other party

     (d)      the commencement and expiration dates of this Lease;

     (e)      the dates to which rent has been paid; and

     (f)      any other matters that may reasonably be requested.

     The certificate delivered by Landlord or Tenant, as the case may be, pursuant to this Article, may be relied upon by the party requesting it and any other person, firm or corporation to whom by the terms of the certificate it may be exhibited or delivered, including, without limitation, a mortgagee or assignee of a mortgage and the contents of the certificate shall be binding on the party which executed it.

ARTICLE 32

GOVERNING LAW

     Section 32.01. This Lease and the performance of it shall be governed, interpreted, construed and regulated by the laws of the State of New York.

ARTICLE 33

PARTIAL INVALIDITY

     Section 33.01. Each provision of this Lease shall be separate and independent; if any term, covenant, condition or provision of this Lease, or the application of it to any person or circumstance, shall be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and every other term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

ARTICLE 34

MEMORANDUM OF LEASE

     Section 34.01.      The parties will, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form of Lease, together with form TP-584 or such other form as may be required to be recorded with such short form of Lease, setting forth a description of the Premises, the terms of this Lease and any other portions of the Lease, except the rental provisions, as either party may request. All costs of recordation of any memorandum of lease shall be borne by the party requesting execution of same.

ARTICLE 35

INTERPRETATION

     Section 35.01. Wherever the singular number is used in this Lease the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. This Lease may be executed in several counterparts, each of which shall be original, but all of which shall constitute one and the same instrument. Each party acknowledges that they had equal involvement in the drafting of this Lease, and any interpretation of the provisions hereof shall give recognition to that fact.

ARTICLE 36

BINDING EFFECT

     Section 36.01. Except as expressly provided otherwise in this Lease, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of and be enforceable by Landlord and Tenant and their respective heirs, successors, administrators and assigns to the extent as if such heir, successor, administrator or assign were named a party hereto.

ARTICLE 37

NO ORAL MODIFICATION - ENTIRE AGREEMENT

     Section 37.01. All prior understandings and agreements between the Parties are merged within this agreement, which alone fully and completely sets forth the understanding of the Parties. Tenant is not relying on any representation or agreement other than those set forth in this Lease. This Lease may not be changed or terminated orally or in any manner other than by a written agreement signed by the party against whom enforcement is sought.

ARTICLE 38

HEADINGS AND TABLE OF CONTENTS

     Section 38.01. The headings of the Articles and Sections of this Lease are for convenience and reference only and do not define, limit or describe the intent of this Lease or in any way affect this Lease or the interpretation of it.

     Section 38.02. The table of contents preceding this Lease is for purpose of convenience and reference only and is not to be deemed, construed or interpreted in any way to be part of this Lease.

ARTICLE 39

WAIVER OF JURY TRIAL

     Section 39.01. The parties waive a trial by jury of any and all issues in any action or proceeding between them or their successors or assigns connected with or arising out of this Lease or any of its provisions, or Tenant's use and occupation of the Premises or the Improvements.

ARTICLE 40

NO BROKER

     Section 40.01. The parties warrant and represent to each other that no real estate broker or agent was instrumental or in any way responsible in bringing about this Lease. Each party agrees to defend, indemnify and hold the other party harmless from and against any and all claims, suits, liabilities, losses or expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising out of the breach of this warranty and representation.

ARTICLE 41

ARBITRATION

     Section 41.01. Arbitration to Determine Fair Market Value. If Landlord and Tenant fail to agree upon the Fair Market Value for the purposes of determining a Base Rent for a Renewal Term as referred to in Section 4.03 hereof then Landlord and Tenant each shall give notice to the other setting forth the name and address of an appraiser designed by it to make the determinations hereafter required. Fair market value is defined as that value which a sophisticated tenant would pay to a sophisticated landlord for use of the Premises for a ten (10) year period recognizing that rent is being prepaid for the ten (10) year period ("Fair Market Value"). If either party shall fail to give notice of such designation, then the appraisal made by the appraiser so designed shall be the Fair Market Value. If two appraisers have been designated, such two appraisers may consult with each other and shall, within thirty (30) days thereafter, issue their determinations of Fair Market Value in writing, and give notice thereof to each other and to Landlord and Tenant. If such two appraisers shall concur as to the determination of the Fair Market Value, such concurrence shall be final and binding upon Landlord and Tenant. If the two determinations of Fair Market Value shall be within ten (10%) percent (measured by the higher appraisal) of each other, the Fair Market Value shall be deemed to be the average of the two appraisers' determinations. If such two appraisers' determinations shall not so concur or coincide, then such two appraisers shall immediately designate a third appraiser. If the two appraisers shall fail to agree upon the designation of such third appraiser within eight (8) days of the date on which the last determination was rendered, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction, for the designation of such appraiser. All arbitrators shall be real estate appraisers or consultants who shall have had at least fifteen (15) years continuous experience in the business of appraising or managing real estate or acting as real estate agents or brokers in the Albany-Troy-Rensselaer, New York vicinity. The third appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after the date of designation of the third appraiser, choose the determination of the two appraisers originally selected by the parties which is the nearest to the determination such third appraiser would have made acting alone and applying the standards set forth therefor in this Lease, and that choice by the third appraiser shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fee and expenses, if any, in connection with any arbitration under this Section 41.01, including the expenses and fees of any appraiser selected by it in accordance with the provisions of this Section 41.01, and the parties shall share equally all other expenses and fees of any such arbitration, including the expenses of the third appraiser. The determination rendered in accordance with the provisions of this Section 41.01 shall be final and binding in fixing the Fair Market Value.

     Section 41.02. Arbitration to Interpret the Design Manual

     (a)     If Landlord and Tenant shall fail to agree upon any interpretation or application of an item contained in the Design Manual which is to be resolved by arbitration pursuant to Section 5.07 hereof (such interpretation or application is hereinafter referred to as an "Interpretation") and proposed by either party within ten (10) days after the same is proposed by the other party, then Landlord and Tenant each shall give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation to the other within seven (7) days after request, then the arbitrator chosen shall make the determination alone. If two arbitrators have been designated, such two arbitrators may consult with each other and shall, within ten (10) days after their designation, make their determination of the Interpretation in writing in accordance with the standards set forth in Section 41.02(b) hereof, and give notice thereof to each other and to Landlord and Tenant. Such two arbitrators shall have ten (10) days after the receipt of notice of each other's determinations to confer with each other and to attempt to reach agreement as to the determination of the Interpretation. If such two arbitrators shall concur as to the determination of the Interpretation, such concurrence shall be final and binding upon Landlord and Tenant. If such two arbitrators shall fail to concur, then such two arbitrators shall immediately (1) prepare detailed written statements of the reasons for their determination of the Interpretation, describing the application of the point of view and the criteria set forth in Section 41.02 (b) hereof, (2) designate a third arbitrator, and (3) submit copies of each such determination described in Clause (1) hereof to Landlord, Tenant and such third arbitrator. If the two arbitrators shall fail to agree upon the designation of such third arbitrator within 8 days after each has received notice of the determination of the other arbitrator, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction, for the designation of such arbitrator. All arbitrators shall be real estate developers or architects who shall have had at least fifteen (15) years continuous experience in the business of planning, constructing, and selling and/or leasing property in the Northeastern and Middle Atlantic States. The third arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within ten (10) days after the date of his designation, choose the determination of the two arbitrators who were originally selected by the parties which is the nearest to the determination such third arbitrator would have made acting alone, applying the standards of Section 41.02(b) hereof, and that choice by the third arbitrator shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section 41.02, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section 41.02, and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this Section 41.02 shall be final and binding in determining the Interpretation.

     (b)      Notwithstanding any language contained in the Design Manual relating to Landlord's approval or the application of Landlord's judgment or discretion, each determination of an Interpretation by an arbitrator in accordance with the provisions of this Section 41.02 shall be made as if by a neutral third party developer experienced in the development, design and construction of suburban office parks for the use specified in Section 3.01 hereof to best satisfy the following criteria, in order of importance:

          (1)     the use provisions contained in Article 3 hereof;

          (2)     the general standards for quality and aesthetics of the entire Technology Park as built and existing on the date on which Landlord made its Interpretation;

          (3)     the general standards for quality and aesthetics of similar parks (A) constructed within the five (5) years preceding the date on which Landlord made its Interpretation, (B) of similar size to the Technology Park, and (C) constructed in the Northeast and Mid-Atlantic States.

     Section 41.03. Arbitration Of Other Disputes. In any case where this Lease expressly provides for the settlement of a dispute or question by arbitration other than those set forth in Sections 41.01 and 41.02 above, and only in such cases and for such specific disputes, or if the parties then so agree, the same shall be finally determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or any successor body of similar function, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The party desiring arbitration shall appoint a disinterested person as arbitrator on its behalf and give notice thereof to the other party who shall, within seven (7) days thereafter, appoint a second disinterested person as arbitrator on its behalf and give written notice thereof to the first party. The arbitrators thus appointed shall appoint a third disinterested person and said three (3) arbitrators shall, as promptly as possible, determine the matter which is the subject of the arbitration. The decision of the majority of the arbitrators shall be conclusive and binding on all parties and judgment upon the award may be entered in any court having jurisdiction. If a party who shall have the right pursuant to the foregoing provisions thereof to appoint an arbitrator fails or neglects so to do, then, and in such event, the other party (or if the two (2) arbitrators appointed by the parties shall fail within fifteen (15) days after the appointment of the second arbitrator to appoint a third arbitrator, then either party) may apply to any court of competent jurisdiction to appoint such arbitrator. The expenses of arbitration shall be borne by the unsuccessful party, but each party shall be responsible for the fees and disbursements of its own attorneys and the expense of its own proof. Landlord and Tenant agree to sign all documents and do all other things necessary to submit any such matter to arbitration and shall, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and agree to abide by the decision rendered thereunder.

ARTICLE 42

EXCULPATORY PROVISIONS

     Section 42.01. "Landlord". The term "Landlord," as used in this Lease, means only the owner for the time being of the land which constitutes the Premises, so that in the event of any sale or sales of such land, or assignment, transfer, or other conveyance of its rights under this Lease, the said Landlord shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder, except as hereinafter stated, and it shall be deemed and construed, except as hereinafter stated, without further agreement between the parties or their successors in interest, or between the parties and the purchaser at any such sale, or the successor to the Landlord by reason of any assignment, transfer, or other conveyance.

     Section 42.02. Exculpation of Landlord and Tenant.

     (a)      Notwithstanding any provision in this Lease to the contrary, Landlord and Tenant agree that each shall look solely to the interest of the other in the Premises and Improvements and respective interests under this Lease, in the event of any default or breach by Tenant or Landlord, as the case may be, with respect to any of the terms, covenants, representations, warranties and provisions contained in this Lease on the part of Landlord or Tenant, as the case may be, made or to be made or to be performed or observed, and no other assets of Landlord or Tenant, as the case may be, shall be subject to levy, execution, or other judicial process or award for the satisfaction of Landlord's or Tenant's claim. For the purposes of this Section 42.02(a), the term "Landlord" and the term "Tenant" includes every party, person, entity, or any and all of them, and any corporation and its directors, officers and stockholders.

     (b)       Notwithstanding Section 42.02(a):

              (1) Tenant guarantees that (A) Tenant will pay to Landlord the Base Rent payable for the Initial Term of this Lease, subject only to the provisions of Article 5 hereof and (B) Tenant shall complete construction of the initial Improvements, subject only to the provisions of Article 5 hereof; and

               (2) the holder of the tenant's interest in this Lease at the commencement of any Renewal Term shall be required to pay to Landlord the payment of Base Rent payable for the Renewal Term of this Lease.

ARTICLE 43

TENANT'S RIGHT OF PURCHASE

     SECTION 43.01. Right Of First Refusal. Tenant shall have the right of first refusal to purchase the Premises as hereinafter in this Article set forth. If at any time during the term Landlord shall receive a bona fide offer from a third person for the purchase of the Premises which offer Landlord shall desire to accept, Landlord shall promptly deliver to Tenant a copy of such offer, and Tenant may, within twenty (20) days thereafter, elect to purchase the Premises on the same terms as those set forth in such offer, except that Tenant shall be credited, against the purchase price to be paid by the Tenant, with a sum equal to the amount of any brokerage commission, if any, which Landlord shall save by a sale to Tenant. If Landlord shall receive an offer for the purchase of the Premises which is not consummated by delivering a deed to the offeror, Tenant's right of first refusal shall remain applicable to subsequent offers. If Landlord shall sell the Premises after a failure of Tenant to exercise its right of first refusal, such sale shall be subject to this Lease, and the right of first refusal shall continue and shall be applicable to subsequent sales of the Premises. If the Premises shall be conveyed to Tenant under this right of first refusal, any prepaid rent shall be apportioned and applied on account of the purchase price.

ARTICLE 44

ENVIRONMENTAL MATTERS

     SECTION 44.01. (A) Landlord represents and warrants to Tenant that, the Landlord is unaware of any hazardous conditions and Landlord has not received from any governmental agency any written notice of violation of any Environmental Laws with respect to the Premises. Except as otherwise provided in Section 44.01(B) herein, Landlord shall comply, at its own cost and expense, with all Environmental Laws and covenants and agrees not to cause, permit or suffer to occur any Environmental Violation (hereinafter defined). For purposes of this Lease, the term "Environmental Violation" shall mean (a) any direct or indirect discharge, dumping, deposit, placement, use, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Premises, or from the Premises to the environment or property adjacent to the Premises, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which would result in any liability to the Landlord, the Tenant, any Leasehold Mortgagee of the Premises, any Federal, state or local governmental authority or any person for the costs of any removal or remedial action or natural resources damage or for bodily injury or damage, or any associated investigation, (b) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of, or resulting in any condition in violation of, any Environmental Laws, (c) any activity, occurrence or condition which could result in any liability, cost or expense to the Landlord or any Leasehold Mortgagee of the Premises or any other owner or occupier of the Premises, or which could result in a creation of a lien on the Premises, under any Environmental Law or (d) any violation of or noncompliance with any Environmental Law. The term "Hazardous Substance" shall mean any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, radon, radioactive materials, urea formaldehyde foam insulation, lead, polychlorinated byphenyls, gas, or other pollutant that is regulated as a waste by any governmental agency or is toxic, harmful or hazardous or acutely hazardous to the environment or public heath or safety or supporting a claim under any Environmental Law. The term "Environmental Law" shall mean (a) whenever enacted or promulgated, any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement relating to the Premises relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances, or any condition or activity related and/or regulated thereto, in each case as amended and as now or hereafter in effect, and (b) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law, includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the Federal Solid Waste Disposal Act, the Federal Toxic Substance Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act, the Federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state and local laws, including any guidance or policy relied upon by any governmental authority in compliance with such state and local laws.

     (B)     Except as otherwise provided in this Section 44.01, the Tenant shall indemnify and hold the Landlord harmless from and against all liabilities, losses, damages (including punitive damages), penalties, costs (including attorneys' fees and disbursements), causes of action, suits, claims, demands or judgments of any nature whatsoever, arising from any alleged, threatened or actual Environmental Violation caused by the Tenant or its respective agents, employees, representatives, officers, directors, shareholders and members , including without limitation, (i) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law, (ii) liability for costs and expenses of abatement, correction, clean-up, fines, damages, response costs or penalties which arise from the provisions of any Environmental Law and (iii) liability for personal injury or property damage arising under statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity. The obligations of the Tenant under this section shall survive the termination or expiration of this Lease.

     (C)     The Landlord hereby covenants and agrees to abate, correct, clean-up, remediate and pay all fines, damages, response costs or penalties arising from any Environmental Violation and/or any contamination, on, above or under the Premises prior to the full execution and delivery of this Lease and/or attributable to the acts or omissions of the Landlord, any affiliate or related entity of the Landlord, or their respective agents, employees, representatives, officers, directors, shareholders and principals. The Landlord shall (or shall cause the responsible parties to) pay and protect and indemnify, defend, save and hold the Tenant, any subtenant, any Leasehold Mortgagee of the Premises (each an "Indemnitee") from and against any and all liabilities, losses, damages (including punitive damages), penalties, costs (including attorneys' fees and disbursements), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, gross negligence, negligence or any other theory of recovery at law or in equity, arising from any alleged, threatened or actual Environmental Violation not caused by the Tenant, its subtenant(s) or their respective agents, employees, representatives, officers, director, shareholders and members, including (i) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law, (ii) liability for costs and expenses of abatement, correction, clean-up, fines, damages, response costs or penalties which arise from the provisions of any Environmental Law and (iii) liability for personal injury or property damage arising under statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity. The obligations of the Landlord under this section shall survive the termination or expiration of this Lease, including, but not limited to, Tenant's purchase of the Premises.

ARTICLE 45

LANDLORD'S DEFAULTS

     SECTION 45.01. In the event of Landlord's default respecting any of its obligations under this Lease beyond any applicable grace period, Tenant may, after sixty (60) days written notice, or in an emergency without written notice (but on verbal notice), perform any of Landlord's obligations provided Landlord has not commenced and diligently proceeded to cure said default under this Lease within said sixty (60) day period, for Landlord's account with the right to be reimbursed for said costs by Landlord; Tenant shall also be entitled to specific performance and/or legal restraint in the event of the breach or threatened breach by Landlord of any obligations of Landlord under this Lease.

ARTICLE 46

IDA FINANCING

     Section 46.01. Industrial Development Agency Financing. The parties acknowledge that Tenant may seek authorization from the local Industrial Development Agency (IDA) for construction and/or permanent financing for the improvements, fixtures and personal property; provided, however, that Landlord shall not be required to convey or encumber its fee interest in the Premises or future fee interest in the Improvements, or any other estate or interest to the IDA or any other person. All limitations contained in Article 22 of this Lease shall apply to any mortgage given in connection with any IDA financing. Landlord shall cooperate with Tenant if Tenant seeks IDA financing, subject to all the terms, covenants, conditions and provisions of this Lease.

ARTICLE 47

MISCELLANEOUS

     Section 47.01. There shall be no merger of this Lease nor of the leasehold estate created by the Lease with the fee simple estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly: (i) the Lease or the leasehold estate created by the Lease or any interest in the Lease or in any such leasehold estate, and (ii) the fee simple estate in the Premises or any part thereof or any interest in such fee estate; and no such merger shall occur unless and until all persons, corporations, firms and other entities, having (A) any interest in the Lease or the leasehold estate created by the Lease (excluding subtenants but including any Leasehold Mortgagee) and (B) any fee simple interest in the Premises or any part thereof; shall join in a written instrument effecting such merger and shall duly record the same.

     Section 47.02. The term "Tenant" as used in this Lease, so far as covenants and agreements on the part of the Tenant are concerned, shall be limited to mean and include only the holder of the leasehold estate at the time in question of the Premises and this Lease. In the event of any permitted transfer of Tenant's interest in this Lease, the Tenant (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically relieved, from and after the date of such transfer or conveyance, of all liability with respect to the performance of any covenant, condition and agreement on the part of Tenant contained in this Lease, it being intended hereby that the covenants, conditions and agreements contained in this Lease on the part of the Tenant shall, subject to aforesaid, be binding on Tenant, its successors and assigns only during their respective periods of ownership.

     Section 47.03. Each party hereby severally represents that it has been duly authorized to execute, deliver and perform this Lease through its members, officers, manager or agents signing on its behalf and affixing any appropriate seal thereto.

     Section 47.04. Whenever this Lease refers to "interest" whether by payment from Landlord to Tenant or Tenant to Landlord, or by deduction or addition to rent, the same shall be computed at a rate equal to Prime Rate, as defined herein, plus three (3%) percent. If, however, payment of interest at such rate by Landlord or Tenant, as the case may be, should be unlawful, (i.e., violative of the usury statutes or otherwise), then "interest" shall, as against such party, be computed as the maximum lawful rate payable by such party. "Prime Rate" shall mean the highest "Prime Rate" as published in the Wall Street Journal. The foregoing interest shall be called in this Lease the "Default Interest Rate".

IN WITNESS WHEREOF each of the parties have executed this Lease by their duly authorized agents as of January 31, 2001.

Rensselaer Polytechnic Institute
By: /s/ Shirley Ann Jackson
Name: Shirley Ann Jackson, Ph.D. Title: President

MapInfo Corporation
By: /s/ Mark Cattini
Name: Mark Cattini Title: President and CEO

State of New York          )

County of Rensselaer   )ss:

     On the 23rd day of January in the year 2001 before me, the undersigned, personally appeared Shirley Ann Jackson, the President of RENSSELAER POLYTECHNIC INSTITUTE, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                          Charles F. Garletta

                                      Notary Public

                               [ NOTARY STAMP APPEARS HERE]

State of New York          )

County of Rensselaer      )ss:

     On the 2 day of February in the year 2001 before me, the undersigned, personally appeared Mark Cattini, the President and CEO of MAPINFO CORPORATION, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                               April Fredlund

                                      Notary Public

                               [ NOTARY STAMP APPEARS HERE]